SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Commission file number: 0-14315

AEGIS COMMUNICATIONS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEGIS COMMUNICATIONS GROUP, INC.

2005 PROXY STATEMENT AND

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, December 28, 2005

10:00 a.m. Central Daylight Time

Aegis Communications Group, Inc.

Corporate Headquarters

8001 Bent Branch Drive

Irving, Texas 75063

Your vote is important

Please take a moment to read the information and instructions inside.

Dear Stockholder,

You are cordially invited to attend in person or by proxy the Aegis Communications Group, Inc. (the “Company”) 2005 Annual Meeting of Stockholders to be held on Wednesday, December 28, 2005 at 10:00 a.m., local time, at our corporate offices located at 8001 Bent Branch Drive, Irving, Texas 75063. At the Annual Meeting, we will ask you to consider and vote upon the following:

•	the election of the Board of Directors;

•	increase the amount of the Company’s authorized common stock, par value $0.01 per share (“Common Stock”) from 800,000,000 shares to 2,000,000,000 shares;

•	increase the amount of Common Stock issuable upon the exercise of stock options awarded under the Company’s Amended and Restated 1998 Stock Option Plan from 11,842,720 shares to 35,000,000 shares; and

•	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Following those votes, the Company will report on its 2004 financial results and operations. You will have the opportunity to ask questions and make comments. Enclosed with this Proxy Statement is the Company’s 2004 Annual Report on Form 10-K and Form 10-K/A.

We hope to see you at the Annual Meeting.

Sincerely,

/s/ Kannan Ramasamy
Kannan Ramasamy,
President and Chief Executive Officer

Irving, Texas

November 30, 2005

AEGIS COMMUNICATIONS GROUP, INC.

8001 Bent Branch Drive

Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 28, 2005

Your vote is important.

Please vote early even if you plan to attend the Annual Meeting. See page 3 for instructions on voting by mail.

The Aegis Communications Group, Inc. (the “Company”) 2005 Annual Meeting of Stockholders will be held on Wednesday, December 28, 2005 at 10:00 a.m., local time, at our corporate offices located at 8001 Bent Branch Drive, Irving, Texas 75063. At the Annual Meeting, the Company will ask you to consider and vote on the following:

1.	The election of the nominees shown in the accompanying Proxy Statement to the Company’s Board of Directors (the “Board”) to hold office for a one-year term or until their respective successors are duly elected and qualified; and

2.	Increase the amount of the Company’s authorized Common Stock, par value $0.01 per share, from 800,000,000 shares to 2,000,000,000 shares; and

3.	Increase the amount of the Company’s Common Stock issuable upon the exercise of stock options awarded under the Company’s Amended and Restated 1998 Stock Option Plan from 11,842,720 shares to 35,000,000 shares;

4.	Transact such other business as may properly come before the Board.

The Company will also discuss and take action on any other matters that are properly brought before the Annual Meeting. If you were a stockholder on November 28, 2005, you are entitled to vote at this year’s Annual Meeting. We look forward to hearing from you.

By Order of the Board of Directors,

/s/ Kannan Ramasamy
Kannan Ramasamy
President and Chief Executive Officer

Irving, Texas

November 30, 2005

i

AEGIS COMMUNICATIONS GROUP, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by Aegis Communications Group, Inc., referred to in this Proxy Statement as “the Company,” on behalf of the Board, for the 2005 Annual Meeting of Stockholders. This Proxy Statement and the related proxy card are being distributed on or about November 30, 2005.

QUESTIONS AND ANSWERS

When and where is the Annual Meeting?

The Annual Meeting will take place on Wednesday, December 28, 2005, at 10:00 a.m., local time, at our corporate offices located at 8001 Bent Branch Drive, Irving, Texas 75063.

Why did I receive this Proxy Statement?

On or about November 30, 2005, the Company began mailing this Proxy Statement to everyone who was a stockholder of the Company as of November 28, 2005, which is the “Record Date.” The Company prepares a Proxy Statement each year to let stockholders know when and where the Company’s Annual Meeting of stockholders will be held. This Proxy Statement includes detailed information about the business that will be discussed and voted on at the Annual Meeting, and provides you with updated information about the Company that you will need to consider in making an informed vote at the Annual Meeting.

I received more than one Proxy Statement. Why?

Your shares are probably registered differently or are in more than one account. Please complete each proxy card that you received.

What will occur at the Annual Meeting?

First, the Company will determine whether the holders of at least a majority of the Company’s Common Stock are “present,” either in person or by proxy, at the Annual Meeting (referred to as a “Quorum”). Abstentions are counted as shares present at the Annual Meeting.

The Company’s capital stock includes Common Stock and one series of non-voting non-convertible Preferred Stock (Series B). The following table indicates the number of issued and outstanding shares of each class of the Company’s capital stock and each class’ voting power as of the record date, November 28, 2005:

	Issued and Outstanding Shares	Voting Shares
Common Stock	660,053,022	660,053,022
Common Stock hold in Treasury	475,600	475,600
Series B Preferred Stock	29,778	—

Total Eligible Votes		659,577,422

If a Quorum is established, or in other words, the holders of at least 329,788,712 “votes” are present at the Annual Meeting, the Board will transact the business set forth below. The Company’s largest stockholder owns a sufficient number of shares of Common Stock to constitute a Quorum and has informed the Company that they may attend the Annual Meeting.

Second, upon establishment of a Quorum, the stockholders will consider and vote upon a proposal to elect Madhu Vuppuluri, Ravikant Ruia, Anshuman Ruia, Kamalnayan Argarwal, Rashesh Shah, Pramod Saxena, John-Michael Lind, Rajiv Argawal, Richard Ferry and Kannan Ramasamy as directors of the Board to hold office for a one-year term or until their successors are duly elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

Third, upon completing their consideration of election of directors to the Board, the Company’s stockholders will be asked to approve an amendment to the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized Common Stock from 800,000,000 shares to 2,000,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AMOUNT OF THE COMPANY’S AUTHORIZED COMMON STOCK.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Fourth, the Company’s stockholders will be asked to approve an amendment to the Aegis Communications Group, Inc. Amended and Restated 1998 Stock Option Plan to increase the amount of Common Stock issuable pursuant to the exercise of stock options awarded under that plan from 11,842,720 shares to 35,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE

AMENDMENT TO INCREASE THE AMOUNT OF SHARES AVAILABLE TO BE

ISSUED UNDER THE COMPANY’S AMENDED AND RESTATED

1998 AEGIS COMMUNICATIONS GROUP, INC. COMMON STOCK OPTION PLAN.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

Fifth, the Company will discuss and take action on any other business that properly comes before the Annual Meeting.

Finally, upon the Annual Meeting coming to a close, the Company will give a report on the Company’s 2004 financial results and operations.

How many votes are necessary to approve each of the particular matters submitted for consideration?

Each share of Common Stock that owned as of the close of business on November 15, 2005 is entitled to one vote for each of the 10 nominees for director and one vote for each other proposal properly brought before the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected directors of the Company and will serve until the next annual meeting of the Company until their successors have been elected and qualified or until their earlier resignation or removal. The Company does not have cumulative voting for the election of directors. Proposal 1, the proposed amendment to the Company’s certificate of incorporation increasing the amount of Common Stock authorized for issuance, requires an affirmative vote of a majority of the Company’s outstanding Common Stock, or 329,788,712 shares. Proposals 2, 3 and 4 require an affirmative vote of the majority of the votes cast. Generally, all proposals that may be presented for stockholder approval require an affirmative vote of the majority of the votes cast, except in circumstances in which Delaware General Corporation Law requires the approval of a higher percentage of the issued and outstanding Common Stock or of a particular series of the Company’s capital stock. Apart from the matters for stockholder consideration described in this Proxy Statement, no other matter for consideration at the Annual Meeting has been submitted to the Company. For purposes of voting on the foregoing matters, a failure to vote, a vote to abstain, or withholding your vote (or a direction to your broker to do so) are not counted as votes cast, and therefore, will have no effect on the outcome of the proposal in question. The holders of the Company’s Series B Preferred Stock are not entitled to vote at the Annual Meeting.

The Company’s transfer agent, Computershare Investor Services, Inc., will count the votes and act as inspector of election at the Annual Meeting.

What if a nominee for director is unwilling or unable to stand for election?

Each of the nominees for director has agreed to stand for election. However, if any of the nominees for director become unavailable for election, which is not anticipated, the proxies named on the attached proxy card will vote for the election of such other person as the Board may recommend, unless the Board reduces the number of directors to be elected at the Annual Meeting.

How do I vote if I’m not planning to attend the Annual Meeting?

If you do not plan on attending the Annual Meeting and would like to vote, you may mark your selections on the enclosed proxy card, and date, sign, and return the proxy card in the enclosed envelope.

Shares of the Company’s Common Stock represented by a properly executed proxy that is received on or before the time of the Annual Meeting, and not subsequently revoked, will be voted at the Annual Meeting, or any adjournment or postponement thereof, in the manner directed on the proxy. Kannan Ramasamy, President and Chief Executive Officer and Kent Van Houten, Vice President Finance and Accounting, are named as proxies in the proxy card and have been designated by the Board to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted, to the extent applicable, (1) for the election of the nominees for director named in this Proxy Statement, (2) for the grant of discretionary authority to the Board to amend the Company’s certificate of incorporation for purposes of increasing the amount of the Common Stock authorized for issuance under the Company’s Amended and Restated 1998 Stock Option Plan, (3) for the approval of the amendment of the Company’s stock option plan to increase the amount of stock available for exercise, and (4) in accordance with the proxy holders’ best judgment as to any other business that may properly come before the Annual Meeting.

The Company encourages you to vote by mail even if you plan to attend the Annual Meeting in person. You may change your vote in writing or orally as provided below.

May I change my vote after I have submitted my proxy?

Yes. To change your vote you can do any of the following:

•	Give notice of your changed vote to the Company in writing mailed to Kent Van Houten, Vice President—Finance and Accounting, at 8001 Bent Branch Drive, Irving, Texas 75063; or

•	Attend the Annual Meeting and give oral notice of your intention to vote in person.

If my broker holds my shares of Common Stock in “street name,” will my broker vote my shares for me?

Brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters. Accordingly, absent specific voting instructions from the beneficial owners of such shares, brokers are not empowered to vote the shares with respect to the approval of non-routine matters (so called “broker non-votes”). However, brokers who do not have instructions from their “street name” customers may use their discretion in voting their customers’ shares on routine matters. With respect to the election of directors and other routine matters that may properly come before the Annual Meeting, brokers will have discretionary authority to vote the Company’s shares of Common Stock if beneficial owners fail to give voting instructions.

You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

How is the Company soliciting proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person, by telephone, or by fax. The Company will bear the expense of preparing, printing, and mailing this Proxy Statement and accompanying materials to the Company’s stockholders. Upon request, the Company will reimburse brokers, dealers, banks, or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of the Company’s Common Stock.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting. However, the Company will publish the final results in its annual report on Form 10-K for the year ended December 31, 2005. The Company will file that report with the Securities and Exchange Commission (the “SEC”), and you can obtain a copy by contacting the Company’s Investor Relations office at (972) 868-0261, via the Internet at www.aegiscomgroup.com, or through the SEC at 800/SEC-0330 or www.sec.gov.

MORE ABOUT PROPOSAL 1

Proposal 1—Election of Board of Directors

You will be given the opportunity to vote on the election of the Board at the Annual Meeting. Currently, each director serves until the next annual meeting of stockholders or the director’s successor is duly elected and qualified.

The nominees for election to the Board are Madhu Vuppuluri, Ravikant Ruia, Anshuman Ruia, Kamalnayan Argarwal, Rashesh Shah, Pramod Saxena, John-Michael Lind, Rajiv Argawal, Richard Ferry and Kannan Ramasamy.

For biographical and other information regarding the nominees for director, please see “Directors and Executive Officers of the Company.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors and Executive Officers of the Company

The names of the Company’s executive officers and directors, as well as their respective ages, positions, and terms are as follows:

Name	Age	Position	Commencement of Term
Kannan Ramasamy	48	President, Chief Executive Officer and director	April 2005
Richard M. Ferry	52	Director	September 2004
Rajiv Agarwal	42	Director	October 2004
John-Michael Lind	51	Director	October 2004
Pramod Saxena	52	Director	October 2004
Rashesh Shah	40	Director	October 2004
Kamalnayan Agarwal	56	Director	October 2004
Anshuman S. Ruia	34	Director	October 2004
Madhu Vuppuluri	50	Director	November 2003
Ravikant N. Ruia1	54	Director	November 2003

Set forth below is a description of the backgrounds of the executive officers, directors, and nominees for director.

KANNAN RAMASAMY has served as President, Chief Executive Officer and director since April 1, 2005. From September 2004 to March 2005, Mr. Ramasamy served as the Chief Operating Officer and Secretary of the Company. From 2001 to 2004, Mr. Ramasamy was one of the founding members and President of U.S. Operations for Scandent Group, Inc., an emerging full service technology services company. Scandent Group is a privately held corporation with approximately 1500 employees, 100 clients, and operations in 15 countries around the world. Prior to joining Scandent Group in 2001, Mr. Ramasamy held a variety of leadership roles with GE Capital Corporation in the United States and India, including Chief Executive Officer of GE Capital Services—India from 1999-2000 and Vice President—Sales and Marketing for GE Capital’s U.S.-based global automotive financial services business from 1997-1999. Mr. Ramasamy holds an engineering degree from the Indian Institute of Technology and an MBA from the Indian Institute of Management.

RICHARD FERRY has served as director of the Company since April 1, 2005. From September 2004 to March 2005, Mr. Ferry served as President, Chief Executive Officer and a director of the Company. From 2000 to 2004, Mr. Ferry managed the Glacier Group, Inc., a small real estate investment firm solely owned by Mr. Ferry. From 1994 to 2000, Mr. Ferry was employed as the Executive Vice President for Business Development at Precision Response Corporation (PRC). At PRC, Mr. Ferry participated in taking the company through a successful initial public offering, a secondary public offering, and engineering the merger of the company with a multi billion dollar publicly traded company. In 1999 while retaining his responsibilities as Executive Vice President, Mr. Ferry was appointed to the position of President of PRC’s newly created operating subsidiary, prcnetcare.com, a venture created to provide cutting edge service to a burgeoning e-commerce market.

Prior to joining PRC, Mr. Ferry served as an executive at several companies in the industry, including Advanced Telemarketing Corporation (ATC), which is now a part of Aegis, where he was Vice President of Operations. At ATC, Mr. Ferry had responsibility, at various times, for operations, information technology, and sales and marketing, and was successful in attracting and expanding relationships with several prestigious clients. Mr. Ferry began his career at Amtrak. where he participated in developing and implementing significant programs affecting virtually all aspects of Amtrak’s corporate call center operations, including training and development, operations, technical support, transportation marketing, facilities development and human resources. He was also responsible for developing and communicating Amtrak’s capital requirements to the appropriate federal agencies, including congressional subcommittees.

RAJIV AGARWAL has served as a director of the Company since September 14, 2004. Mr. Agarwal is currently Senior Vice President for Business Development with the Essar Group, a position he has held since 2002. From 2000-2002, Mr. Agarwal was Executive Director of Essar Shipping Ltd. The Essar Group is an affiliate of the Company. Mr. Agarwal is a graduate of Calcutta University and is a member of the Institute of Chartered Accountants of India, the Institute of Cost and Works accountants of India, and the Institute of Company Secretaries of India.

JOHN-MICHAEL LIND has served as a director of the Company since September 14, 2004. Mr. Lind is currently the Chairman of the Strategic Partners Limited (SPL) group of companies, which provide corporate finance services and private equity management, with offices in Mumbai, India and Silicon Valley. SPL manages a proprietary venture capital fund in India and is general partner of a leveraged buy-out fund in the United States. Mr. Lind has held his position as Chairman of SPL since 1997. Mr. Lind holds a law degree from the University of California, Hastings.

PRAMOD SAXENA has served as a director for the Company since September 14, 2004. Mr. Saxena is currently Director of Business Development for the Essar Group, a position he has held since 2003. The Essar Group is an affiliate of the Company. From 1998-2003, Mr. Saxena was Country President for Motorola, Inc., with responsibility for all Motorola operations in India. Mr. Saxena has significant experience in the telecommunications, steel, petrochemical and fertilizer industries with expertise in mergers and acquisitions, joint ventures and operations.

RASHESH SHAH has served as a director for the Company since September 14, 2004. Mr. Shah is currently the Managing Director and Chief Executive Officer of Edelweiss Capital Limited, a position he has held since 1996. Mr. Shah has over 12 years experience as an equity analyst with expertise in the Indian capital markets, with emphasis on emerging and middle market companies. Mr. Shah holds an MBA from the Indian Institute of Management.

KAMALNAYAN AGARWAL has served as a director for the Company since November 12, 2004. Mr. Agarwal is currently the President of Access Development Corporation, and has held that position since he founded the software consulting firm in 1988. Prior to 1988, Mr. Agarwal was President of the Microfin Corporation. Mr. Agarwal has over 25 years of experience in the information services industry, and holds bachelor’s and master’s degrees in engineering from the Indian Institute of Technology and the Polytechnic Institute of New York, respectively.

ANSHUMAN S. RUIA has served as a director of the Company since June 4, 2004. Mr. Ruia is currently a Director of the Essar Group, a position he has held for over five years, with responsibility for group-level business development activity. The Essar Group is an affiliate of the Company.

MADHU VUPPULURI has served as a director for the Company since November 5, 2003. Since 1999, Mr. Vuppuluri has served as Executive Director of the Essar Group. The Essar Group is an affiliate of the Company. From 1997 to 1999 Mr. Vuppuluri served as Senior Vice-President of Essar. Mr. Vuppuluri served in various other management positions within Essar from 1994 to 1997. Prior to 1994, Mr. Vuppuluri served in corporate finance and strategic planning functions for the airline Jet Airways. Mr. Vuppuluri holds bachelors degrees in Commerce and Law and a Master’s degree from Jamnalal Bajaj Institute of Management Studies, a well-known management school in Bombay, India.

RAVIKANT RUIA has served as a director since November 5, 2003. Mr. Ruia has been Vice Chairman of Essar Group, a large Indian conglomerate, for over two decades. He holds officer positions with various companies within Essar Group. The Essar Group is an affiliate of the Company. Mr. Ruia pursued engineering courses in Madras, India.

Each director serves until the next annual meeting of the Company’s stockholders and until the director’s successor is duly elected. Officers serve at the discretion of the Board. Ravikant Ruia is the uncle of

Anshuman S. Ruia. Otherwise, there are no family relationships among the directors of the Company. Pursuant to a Stockholders Agreement among Deutsche Bank, Essar, and certain Thayer and Questor entities, as well as Put and Call Option Agreement between Deutsche Bank and Essar, which agreements were subsequently assigned by Essar to World Focus in November of 2005, Messrs. Vuppuluri, Anshuman S. Ruia and Ravikant Ruia have been the designee directors of World Focus, and Messrs. K. Agarwal, R. Agarwal and Saxena have been the designee directors of World Focus for the director positions originally reserved for Deutsche Bank designees, but which are now also designated by World Focus. Messrs. Lind and Shah are independent designees. Please see “Stockholders Agreement and Deutsche Bank-Essar Put and Call Agreement” below for a more detailed discussion of those arrangements.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information as of November 30, 2005 concerning:

•	each stockholder known by us to beneficially own more than 5% of each class of our voting securities;

•	each director and each named executive officer; and

•	all directors and executive officers as a group.

We based the percentage of ownership in the table on the following number of shares of capital stock:

•	659,577,422 shares of issued and outstanding common stock (this number excludes 475,600 shares of unretired treasury stock held by the Company);

We determine beneficial ownership based on the rules and regulations of the Securities and Exchange Commission. We consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of (1) 659,577,422 and (2) the number of shares of common stock that the holder has a right to acquire within 60 days after November 30, 2005.

Security Ownership of Management and Certain Beneficial Owners

Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class (1)
Questor Partners Fund II, L.P. and its affiliates (3)(4)(11)	84,608,007	12.83%
Deutsche Bank AG—London acting though DB Advisors, LLC as investment advisors (5)(6)(11)	113,303,304	17.18%
World Focus (7)(8)(11)	414,358,628	62.82%
Pramod Saxena (8)(9)	414,358,628	62.82%
John Michael Lind (9)	0	0%
Rajiv Agarwal (8)(9)	414,358,628	62.82%
Kamalnayan Agarwal (9)	0	0%
Rashesh Shah (9)	0	0%
Ravikant M. Ruia (8)(9)	414,358,628	62.82%
Anshumann S. Ruia (8)(9)	414,358,628	62.82%
Madhu Vuppuluri (8)(9)	414,358,628	62.82%
Richard N. Ferry (9)	0	0%
Kannan Ramasamy (9)(10)	0	0%
All executive officers and directors as a group (10 persons) (12)	414,358,628	62.82%

*	Denotes less than 1%.
(1)	The address of our directors and executive officers is c/o 8001 Bent Branch Drive, Irving, Texas 75063.
(2)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole dispositive power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.
(3)	The address for Questor Fund II and its affiliates is 3411 Silverside Rd., Wilmington, Delaware 19810.
(4)	The number of common shares beneficially owned includes 84,608,007 shares of Common Stock, broken down as follows: (1) 80,267,922 shares of Common Stock, all held directly by Questor Partners Fund II, L.P. with sole voting power and sole dispositive power; (2) 3,093,287 shares of Common Stock, all held directly by Questor Side-By-Side Partners II, L.P. with sole voting power and sole dispositive power; and (3) 1,246,797 shares of Common Stock, all held directly by Questor Side-By-Side Partners II 3(c)(1), L.P. with sole voting power and sole dispositive power. All of the shares held by each of Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1) are subject to shared voting and dispositive power. In a Schedule 13D/A7 filed jointly by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1) with the SEC on June 30, 2003, they identify Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC as related entities that may be deemed to be the beneficial owner of all shares held by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1). Additionally, the Schedule 13D/A7 identifies Jay Alix, Henry L. Druker, Albert A. Koch, Michael D. Madden, Wallace L. Rueckel and Robert E. Shields as affiliates of one or more of Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC and, as such, each of these individuals may be deemed to be the beneficial owner of all shares held by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1). Messrs. Alix, Druker, Koch, Madden, Rueckel and Shields and Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC each disclaim such beneficial ownership.
(5)	The address for Deutsche Bank AG—London is Taunusanlage 12, 60325 Frankfurt, Federal Republic of Germany. The address for DB Alternative Trading, Inc. is 280 Park Avenue, New York, New York 10017.
(6)	Consists of 113,303,304 shares of Common Stock. All of the shares held by Deutsche Bank are subject to shared voting and dispositive power with DB Advisors.
(7)	The address for World Focus is 10, Frere Felix de Valois Street, Port Louis, Mauritius.
(8)	Consists of 414,358,628 shares of Common Stock. According to a Schedule 13D filed by World Focus with the SEC on November 2, 2005. World Focus is an affiliate of Essar through common ownership related parties. World Focus has sole voting and dispositive power with respect to those shares. Additionally, Messrs. Ravikant Ruia, Anshuman Ruia, Madhu Vuppuluri, Pramod Saxena and Rajiv Agarwal are directors of the Company and are also executive officers of Essar, and through Essar’s common ownership with World Focus, may be deemed to be the beneficial owner of all shares held by World Focus.
(9)	director
(10)	Executive Officer
(11)

As a result of the Stockholders Agreement, dated November 5, 2003, by and among the Company and Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor, Essar Global Limited, the three above-referenced Questor entities and Thayer Equity Investors III, L.P. and its affiliates, as modified by a Put and Call Option Agreement between Essar and Deutsche Bank, dated August 22, 2004, which agreements were subsequently assigned by Essar to its affiliate World Focus in November of 2005, Deutsche Bank, World Focus, Questor and Thayer may be deemed to be acting as a group with regard to our Common Stock that is beneficially owned by each of them. The aggregate amount beneficially owned by Deutsche Bank, World Focus, Questor and Thayer is 628,756,853 shares of Common Stock, representing 95.30% of the class. Deutsche Bank holds sole voting power and sole dispositive power with respect to no shares, and shared voting power and shared dispositive power with respect to 113,303,304 shares. World Focus holds sole voting power and sole dispositive power with respect to 414,358,628 shares, and shared voting power and shared dispositive power with respect to no shares. The Questor entities hold sole voting power and sole dispositive power with respect to 84,608,007 shares, and shared voting power and shared dispositive power with respect to no shares. The Thayer entities hold sole voting power and sole dispositive power with respect to 16,486,842 shares, and shared voting power and shared dispositive power with respect to no shares. Each of Deutsche Bank, World Focus, the Questor entities and the Thayer entities disclaims beneficial ownership of the shares beneficially owned by the others.

(12)	The number of shares beneficially owned includes 414,358,628 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than 10% of our outstanding Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission (“SEC” or the “Commission”). The SEC’s rules require insiders to provide us with copies of all Section 16(a) reports that the insiders file with the Commission. Specific due dates have been established by the SEC, and we are required to disclose in this Proxy Statement any failure to file by those dates. Based solely upon our review of copies of Section 16(a) reports that we received from insiders for their 2004 transactions, we have determined that the following Section 16(a) reports were not timely filed in 2004:

•	Rajiv Agarwal, Richard N. Ferry, Jr., Pertti Johansson, John-Michael Lind, Kannan Ramasamy, Ravi Ruia, Pramod Saxena, and Rashesh Shah became reporting persons on September 14, 2004 and the related Forms 3 required under Section 16(1) were due on September 24, 2004 and were filed on November 2, 2004.

•	Essar exercised Warrants to Purchase Common Stock for Common Stock on July 13, 2004 and the related Form 4 required under Section 16(1) was due on July 15, 2004 and was filed on August 24, 2004.

•	Questor Partners Fund II LP converted Series F Senior Voting Convertible Preferred Stock into Common Stock on April 21, 2004 and the related Form 4 required under Section 16(1) was due on April 23, 2004 and was filed on June 30, 2004.

•	Essar transferred ownership of 414,358, 628 shares of Common Stock to World Focus, an affiliate of Essar, and the related Form 13D required under Section 16(1) was due on October 8, 2005 and was filed on November 2, 2005.

•	World Focus receipt of transferred ownership of 414,358, 628 shares of Common Stock from Essar Global Limited, an affiliate of World Focus Ltd., and the related Form 13D required under Section 16(1) was due on October 8, 2005 and was filed on November 2, 2005.

Stockholders Agreement, Deutsche Bank —Essar Put and Call Option Agreement, and subsequent Essar assignments to World Focus

Under the terms of a Stockholders Agreement among Deutsche Bank, Essar and certain Thayer and Questor entities, Deutsche Bank and Essar each have the right to nominate three of the ten board members, while the President and Chief Executive Officer, along with three independent directors will be the remaining four board members. Any major decision must be approved by at least three-fourths of the directors, which must include at least one Deutsche Bank-designated director and one Essar-designated director. Subsequently, Deutsche Bank and Essar entered into a Put and Call Option Agreement under which, among other things, Deutsche Bank assigned its right to nominate three of the ten directors to Essar. In November of 2005, under the terms of assignment and assumption agreements, Essar assigned its rights under the Stockholders Agreement and Put and Call Option Agreement to World Focus, a company under common control with Essar. As a result, World Focus can exercise significant control over the outcome of substantially all matters that require a Board or stockholder vote. This fact may discourage, delay or prevent a change in control of the Company. In addition, since our officers serve at the pleasure of the Board, World Focus may be able to exert influence over day-to-day operations.

The Stockholders Agreement provides that the parties to the agreement satisfy a “right of first offer” to the others prior to a transfer of shares to a third party. The Stockholders Agreement also provides that the parties provide each other with certain “tag-along” rights in the event of a sale or transfer of shares to a third party. The Stockholders’ Agreement and the Bylaws also provide that certain major decisions will require the affirmative vote of not less than three-fourths of the directors of the Board. The list of major decisions include:

•	issuing shares, including any indebtedness convertible into shares, or any other form of equity in the Company or any subsidiary of the Company other than (a) granting options to directors or employees of Aegis Communications Group, Inc. pursuant to any incentive or other benefit plan adopted by the Board, (b) issuing shares of Common Stock pursuant to the exercise of such options or any other securities outstanding and (c) issuing shares of Common Stock or any security, including any debt convertible into shares of Common Stock, or any other form of equity in Aegis Communications Group, Inc., in one or more offerings;

•	adoption of any stock-based employee benefit plan by Aegis Communications Group, Inc.;

•	incurring debt or entering into guarantees for borrowed money (excluding trade payables) in excess of $2.5 million in a 12-month period, subject to certain exceptions;

•	selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of Aegis Communications Group, Inc.’s or any subsidiary of Aegis Communications Group, Inc.’s assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a major decision in excess of $2.5 million as noted above;

•	acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2.0 million;

•	selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2.0 million;

•	amending the Bylaws or the Certificate of Incorporation of Aegis Communications Group, Inc.;

•	any Change of Control Transaction;

•	executing or delivering any assignment for the benefit of creditors of Aegis Communications Group, Inc.;

•	filing any voluntary petition in bankruptcy or receivership with respect to Aegis Communications Group, Inc.;

•	taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy, except in accordance with the terms of the agreement; and

•	changing the size or composition of the Board except in accordance with the agreement.

MORE ABOUT PROPOSAL 2

Proposal 2—Amendment to the Certificate of Incorporation to Increase the number of Authorized Shares

At the Annual Meeting, those persons who were record holders of the Company’s outstanding voting shares as of the close of business on the Record Date will consider and vote upon an amendment to the Certificate of Incorporation. That amendment, if adopted, will increase the Company’s number of authorized shares of Common Stock from 800,000,000 to 2,000,000,000. The full text of the proposed amendment is attached to this Proxy Statement as Appendix A.

The Board has approved the proposed increase in the Company’s number of authorized shares of Common Stock, and recommends to the stockholders that they consider and approve the amendment. The Company’s Common Stock does not carry preemptive rights. As of December 28, 2005, the Company’s current number of issued and outstanding capital stock includes 659,577,422 shares of Common Stock and 29,778 shares of Series B Preferred Stock that are not-convertible. The Board has determined that the increase in the Company’s number of authorized Common Stock is necessary in order for the Company to enter into transactions in which the Company would issue Common Stock as the form of its tendered consideration. Currently, only one transaction is pending that would involve the Company’s issuance of additional Common Stock. That transaction involves the conversion of approximately $18.3 million of the Company’s indebtedness to World Focus, which is currently also the Company’s majority stockholder, into additional shares of Common Stock. A Special Committee composed of independent directors of the Board has considered the proposed debt conversion transaction and determined that a debt conversion price of $0.038 per share is fair to the Company. Because the Company currently has an insufficient amount of authorized Common Stock available for issuance to accommodate the debt conversion transaction, the proposed amendment to the Company’s Certificate Incorporation to increase that amount of authorized Common Stock is a condition precedent to the consummation of that transaction, and the Board accordingly recommends that you vote your shares in favor of the proposed amendment.

The Company is also concerned with being able to attract and maintain a talented workforce in the high technology industry in which it operates. Equity compensation in the form of stock and option awards often represent a significant form of the compensation paid by companies competing in high technology industries. In order to attract and maintain such a workforce, the Company needs the flexibility to issue equity compensation to its employees. The Board believes that the Company will not be able to effectively use equity compensation to prospectively incentivize its employees if the number of authorized shares of Common Stock is not increased. The Board therefore recommends that you vote your shares in favor of the proposed amendment to increase the amount of the authorized Common Stock of the Company from 800,000,000 shares to 2,000,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

The Board has concluded that an increase in the amount of the Company’s authorized Common Stock is essential for the Company to have a sufficient amount of authorized shares of Common Stock available to undertake future transactions involving Common Stock as the form of consideration to be provided by the Company including the debt conversion described below. In this regard, the Board has approved the increase in the amount of the Company’s authorized Common Stock from 800,000,000 shares to 2,000,000,000 shares. Under Delaware law, the increase in the amount of the Company’s authorized Common Stock requires an amendment to the Company’s Certificate of Incorporation, which must be approved by the holders of a majority of the Company’s issued and outstanding Common Stock. Accordingly, the Board has authorized the submission of the proposed amendment to the Company’s Certificate of Incorporation to the Company’s stockholders.

The Debt Conversion.

Introduction. On November 30, 2005, the Company entered into a debt conversion agreement with World Focus, the Company’s majority stockholder, in which the Company would issue shares of its Common Stock to World Focus at a price per share of $0.038 in exchange for the cancellation of all outstanding principal, interest and other amounts due and owing by the Company under three separate promissory notes originally held by Essar Global Limited, an affiliate of World Focus, and subsequently transferred to World Focus.

As of November 22, 2005, approximately $18.3 million was due and payable by the Company under those three promissory notes, which will continue to accrue interest through the closing of the debt conversion. On the assumption that the debt conversion closing occurs on December 20, 2005, World Focus would receive 487,287,678 shares of Common Stock of the Company (the interest rate on the three subject promissory notes is expected to change on December 20, 2005, making impossible a prediction of the exact amount of accrued interest under those notes, and therefore, the exact number of shares of Common Stock into which those three subject notes will convert on December 28, 2005 – as a result, the number of shares of Common Stock is given as of December 20, 2005 with the understanding that the final number of shares of Common Stock in the debt conversion will vary slightly). Given that the Company only has 139,946,978 authorized but unissued shares of Common Stock as of the Record Date, there is not a sufficient number of shares of Company Common Stock available for the Company to effect the debt conversion.

As a result, the debt conversion is subject to the condition that the Company’s stockholders have approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue under its Certificate of Incorporation from 800,000,000 to 2,000,000,000. Accordingly, in order to complete the debt conversion in accordance with the terms of the debt conversion agreement, the Board is submitting to the Company’s stockholders a proposal to increase the number of authorized shares of Common Stock of the Company, which increase would be available, in part, to complete the World Focus debt conversion. The date for the Company’s stockholder meeting has been set for December 28, 2005.

The affirmative vote of the holders of a majority of the issued and outstanding Common Stock of the Company is required to approve the amendment to the Company’s Certificate of Incorporation. Since World Focus beneficially owns (and, accordingly, has the right to vote) in excess of a majority of the outstanding shares of Common Stock of the Company, and since World Focus has advised the Company that it expects to vote the shares of Common Stock beneficially owned by it in favor of the approval and adoption of that amendment, it is expected that the proposal to increase the amend the Certificate of Incorporation to increase the authorized Common Stock from 800,000,000 to 2,000,000,000 will be approved.

Terms of the Debt Conversion and the Debt Conversion Agreement. Under the terms of the debt conversion agreement, the entire outstanding principal balance of three promissory notes held by World Focus, plus all accrued and unpaid interest and all other amounts, if any, due and payable thereunder through the closing, will be converted into shares of Common Stock of the Company at the conversion price of $0.038 per share. As of November 29, 2005, the aggregate amount due under those promissory notes was approximately $18.3 million and those promissory notes will continue to accrue interest through the closing.

Upon consummation of the debt conversion and the issuance of certificates representing the shares of Common Stock issuable to World Focus by reason of the debt conversion, the Company’s obligations under the three subject promissory notes will be satisfied in full and World Focus will no longer have any claims or demands against the Company and its subsidiaries pursuant to the terms of those promissory notes or otherwise in connection with those promissory notes. It is anticipated that the debt conversion will be effected promptly after the Company’s stockholders approve the amendment to the Company’s Certificate of Incorporation and the appropriate certificate of amendment is filed with the Delaware Secretary of State.

In addition to the receipt of the necessary stockholder approval for the amendment to the Company’s Certificate of Incorporation, the closing of the debt conversion is subject to other customary conditions, including the receipt of regulatory approvals, there being no laws or other legal impediments that enjoin, restrict or prohibit consummation of the transaction, the accuracy of representations and warranties as of the closing, the performance of pre-closing covenants and agreements, and the delivery of various documents at closing, including delivery of the three subject promissory notes for cancellation.

Each party to the debt conversion agreement made customary representations and warranties to the other as to (a) its organization and good standing, (b) due authorization of the transaction documents and the debt conversion, (c) validity and binding nature of the transaction documents, (d) non-contravention of the debt conversion and the transaction documents with laws and other legal requirements, organizational documents and material agreements, (e) the absence of litigation and other proceedings which seek to enjoin, restrict or prohibit the debt conversion, and (f) the absence of any brokerage or similar fees in connection with the debt conversion. World Focus represented to the Company that it owned the three promissory notes being converted and all interest therein, free and clear of any liens and encumbrances, and made customary securities representations to enable the Company to issue the Common Stock pursuant to the debt conversion in compliance with applicable securities laws. The Company represented to World Focus the status of its authorized and issued capital stock.

Notwithstanding the Special Committee’s approval of the debt conversion agreement, the debt conversion agreement may be terminated by the mutual written agreement of the Company and World Focus. In addition, if either party materially breaches any of its representations, warranties or covenants, the non-breaching party may terminate the agreement if the breaching party has not cured the breach within 30 days after being given notice of such breach. In the event the debt conversion agreement is terminated, the debt conversion will not be effected and the three subject promissory notes will remain issued and outstanding under their current terms. As a result, the Company would be obligated to repay World Focus the outstanding principal balance and any accrued and unpaid interest on those promissory notes in accordance with their current terms.

The foregoing summary of the debt conversion agreement is qualified in its entirety by reference to the debt conversion agreement which is attached to this Proxy Statement as Appendix B and incorporated by reference in this section of the Proxy Statement. The debt conversion agreement is included to provide you with information regarding its terms and we recommend that you read it in its entirety.

Background of the Debt Conversion. As part of the Deutsche Bank and Essar transaction on November 5, 2003, Deutsche Bank and Essar purchased three-year promissory notes in the aggregate principal amount of $28.2 million from the Company. Those notes have a floating interest rate equal to the three-month London Interbank Borrowing Offered Rate plus 0.50%. Interest under the notes is payable quarterly in cash or the Company may, at its option, cause such interest to be capitalized and added to the principal amount of the notes. The principal amount of each note is payable in two installments. On January 28, 2004, $8.0 million of the first required installment of $12.3 million was paid. On March 3, 2004 and March 8, 2004, the Company made payments totaling $2.0 million dollars to Deutsche Bank and Essar. Subsequently, through amendments and restatements of the promissory notes they held, both Essar and Deutsche Bank committed to extending the remaining $2.3 million initial installment to April 16, 2006. Following that, through further amendments and restatements of those notes, Deutsche Bank and Essar agreed that the second installment of $16.1 million, along with capitalized interest of $0.2 million through March 30, 2004, would be due on April 26, 2007.

During August of 2004, Essar and Deutsche Bank entered into a Put and Call Agreement, under which Deutsche Bank had the right to require Essar to purchase 80% of the Company’s indebtedness to Deutsche Bank and Essar had the right to purchase from Deutsche Bank 80% of the issued and outstanding Common Stock of the Company held by Deutsche Bank. Essar and Deutsche Bank exercised their put and call options, respectively, during December of 2004.

Pursuant to its debt put option, on December 15, 2004, Deutsche Bank transferred to Essar 80% of the Company’s then-existing indebtedness under a promissory note to Deutsche Bank. The portion of the indebtedness of the Company acquired by Essar was initially represented by a non-convertible secured promissory note in the original principal amount of $7.4 million. That note was subsequently amended and is presently represented by a first amended and restated secured promissory note in the original principal amount of $7.4 million.

Following the debt put option, Essar held three notes evidencing indebtedness of the Company stemming from Company’s transaction with Deutsche Bank and Essar during November 2003. Those notes, in their most recent amended and restated form, included the first amended and restated promissory note in the original principal amount of $7.4 million described above, a fifth amended and restated secured promissory note in the original principal amount of $9.3 million, and a first amended and restated promissory note in the amount of $1 million.

Soon after the installation of new senior management in October of 2004 and leading up to the finalization of the Company’s Annual Report on Form 10-K for the period ended December 31, 2004, the Company’s management expressed to the Board the need for the Company to strengthen its balance sheet in as a critical requirement for continuing sustained operations and shoring up customer confidence. During the period between December of 2004 and February of 2005, members of the Board participated with the Company’s management in meetings with the Company’s existing clients, who underscored the point that the Company needed to improve its balance sheet to strengthen the confidence of its clients that the Company could sustain its operations and continue to deliver on its service obligations. The Company’s management also believed that the Company would be better able to attract less expensive financing when the Company began to report progress on its turnaround efforts, and communicated this view to the Board. Furthermore, during the preparation of its Annual Report on Form 10-K for the period ended December 31, 2004, the Company’s auditors pressured the Company to explain how it would continue as a going concern during the 2005 fiscal year. As a result of the requests of the Company’s management and clients that the Company improve its balance sheet, and as part of an effort to persuade the Company’s auditors that the Company would be able to continue as a going concern, Essar Global Limited—a sister corporation to World Focus and the then-record and beneficial owner of the shares of Common Stock and the three subject promissory notes now held by World Focus—issued a letter to the Company dated April 14, 2005 confirming its interest in considering a conversion of those three subject promissory notes into an increased equity position in the Company, subject to an appropriate legal process and diligence in arriving at a fair proposal for the debt conversion price. The Essar tentative debt conversion proposal was presented at the April 29, 2005 Board meeting for consideration to move forward. Subsequently, during October and November of 2005, Essar transferred its debt and equity positions in the Company to World Focus. When and if completed, the debt conversion would significantly increase the percentage of the Company’s Common Stock held by World Focus; thereby diluting the percentage holdings of the Company’s other stockholders. Since a majority of the members of the Board are affiliates of World Focus, on April 29, 2005, the Board formed a Special Committee of independent directors, comprised of John Michael Lind and Rashesh Shah, to negotiate, consider and potentially approve the terms of the debt conversion.

On June, 29, 2005, the Board met and was briefed by the Company’s management on the Company’s financial performance and competitive business position, which was below the expectations that the Company’s management had established for the Company for that date.

An organizational meeting of the Special Committee was held on June 30, 2005. The Company had previously engaged Legg Mason to serve as the Special Committee’s independent financial advisor. At this meeting, the members of the Special Committee interviewed Pepper Hamilton LLP to serve as its legal counsel. Representatives of Pepper Hamilton provided the Special Committee with information about the firm, focusing principally on its experience in similar matters, and confirmed that the firm was not conflicted from representing the Special Committee in this engagement. The Special Committee unanimously determined to engage Pepper Hamilton and, thereafter, representatives of Pepper Hamilton advised the members of the Special Committee of their duties and obligations under Delaware law, including as to their duty of loyalty and care, and the applicability of the business judgment rule.

Representatives of Legg Mason and its counsel joined the meeting. The meeting participants discussed the April 14, 2005 letter from Essar in which it expressed its willingness to convert the three subject promissory notes into Company equity upon completion of a third-party valuation and documentation, as well as the advice of the Company’s auditors that they would issue a “going-concern” qualification on the Company’s audit opinion if the Company’s capitalization was not relieved of much of its long-term debt. Legg Mason then advised the Special Committee and its counsel that Legg Mason had performed some preliminary work on the valuation of the Company but that it was not yet in a position to share its views as the work was ongoing.

On July 4, 2005, the Special Committee met and was advised by Pepper Hamilton of certain procedural matters. The Special Committee also discussed with its counsel the internal approvals that would be required, including whether stockholder approval was required to effect the debt conversion.

On July 4, 2005, Mr. Lind contacted Rajiv Agarwal and Pramod Saxena at Essar and requested that Essar provide a proposal for the price at which it would be prepared to convert the three subject promissory notes into Common Stock of the Company.

On July 5, 2005, the Special Committee met to determine, notwithstanding the Company’s engagement of Legg Mason on behalf of the Special Committee, whether it would, in fact, engage Legg Mason for the debt conversion. Representatives of Legg Mason presented their qualifications to the Special Committee and advised that, while it had done some preliminary work for the Company in the past, it had not done any work for Essar or its affiliates, including World Focus, and, accordingly, that it was in a position to serve as the Special Committee’s financial advisor. After discussion, the Special Committee unanimously voted to retain Legg Mason to serve as its independent financial advisor.

On July 7, 2005, Mr. Agarwal and Mr. Saxena of Essar met with Mr. Shah and Mr. Lind in Mumbai, India and advised them that Essar would be prepared to convert all outstanding principal, interest and other amounts due under the three subject promissory notes into Company Common Stock at a conversion price of $0.01 per share. Prior to making the conversion price offer of $0.01 per share on behalf of Essar, Mr. Agarwal had internal discussions with other officers of Essar regarding the financial health of the Company. Essar has advised the Company that during those discussions, it was noted that the Company had a negative net worth, that it was incurring losses every month and was being financially supported by Essar from time to time, and as a result of those internal discussions, Essar concluded that the conversion of the Company’s indebtedness to it an appropriate valuation would strengthen the Company’s balance sheet. In arriving at its conversion price offer of $0.01 per share, Essar has informed the Company that it estimated that the Company’s gross revenue for the 2005 fiscal year would be approximately $65 million. Essar applied a revenue multiple of 0.4 (based on Essar’s selection of revenue multiples of companies comparable to the Company) to that gross revenue estimate to arrive at an unadjusted valuation for the Company of $26 million. Essar then deducted Aegis’s outstanding debt of approximately $20 million to arrive at an adjusted valuation of the Company of approximately $6 million. When divided by the Company’s number of issued and outstanding shares of capital stock, Essar calculated the per-share valuation of the Company as being $0.01 per share.

On July 14, 2005, the Special Committee met with its counsel and advised it of the Essar offer. Mr. Lind also noted that the Company had received a request form its auditors to provide them with an update on whether Essar was expected to convert those promissory notes and the timing of any such possible conversion. It was determined that the Special Committee would meet with Legg Mason to discuss Essar’s offer with them.

On July 19, 2005, the Special Committee met with its financial and legal advisors to discuss the $0.01 per share offer made by Essar. At this time, representatives of Legg Mason advised the Special Committee of the various valuation metrics which could be used to value the Company, including a discounted cash flow analysis, a comparable transaction analysis and a comparable company analysis. Although Legg Mason was not yet in a position to discuss its conclusions, Legg Mason did discuss with the members of the Special Committee, and answered questions from them with respect to, the various valuation methodologies that they were employing and the significant assumptions that they used, including in connection with their discounted cash flow analysis. In particular, the Special Committee requested that Legg Mason give further thought to how it would select the companies and the transactions with which it would compare the Company. At this meeting, Legg Mason also noted that it was currently representing an independent third party that was in the midst of a sale process and that the Company might be a bidder for its client. He indicated that he did not view it as a conflict but that it was a matter that Legg Mason considered should be disclosed to the Special Committee. During this meeting, the Special Committee determined that the Essar offer was inadequate and that it should seek a higher conversion price.

On July 22, 2005, the members of the Special Committee met between themselves to discuss strategy for negotiating with Essar.

On July 29, 2005, Mr. Lind and Mr. Rajiv Agarwal discussed Essar’s $0.01 per share offer. During this call, Mr. Lind advised Essar that the offer was unacceptable. In response, Mr. Agarwal explained to Mr. Lind the aforementioned basis for Essar’s valuation of the Company.

On August 16, 2005, the Special Committee and its counsel met by telephone with Rajiv Agarwal of Essar to review the process that had occurred to date and to discuss the issues around valuation. The participants in the meeting discussed the historical and projected performance of the Company, with Mr. Agarwal noting in particular that the Company’s performance during the last several months had been below management’s expectations. The parties also discussed the current market price of the Company’s Common Stock and the limited trading activity in that Common Stock. At that meeting, Mr. Lind noted that the Special Committee would not approve a transaction unless it was supported by a fairness opinion and that this was consistent with Essar’s April 14, 2005 letter to the Company in which it indicated its willingness to convert the subject promissory notes into equity at a fair valuation. Mr. Lind suggested that representatives of Essar meet in person with one or both of the members of the Special Committee and Legg Mason in an effort to see if there was a common ground which could be reached on valuation.

During the remainder of August and throughout the month of September, members of the Special Committee met by telephone and in person in India with representatives of Essar. During each of these meetings, the Company’s financial performance was discussed, with Essar continuing to note that the Company’s performance was not meeting management’s own expectations. On September 23, Essar revised its offer to convert the three subject promissory notes using a conversion price of $0.015 per share but members of the Special Committee continued to insist that the conversion price Essar offered was insufficient and would not, in any event, be supported by a fairness opinion of Legg Mason. As a result, Mr. Lind suggested again that Essar meet in person in New York with the Special Committee and Legg Mason to discuss valuation.

On October 4, 2005, Messrs. Agarwal and Saxena of Essar met in person at the Essar offices in New York with representatives of Legg Mason, as well as with Mr. Lind. At that meeting, the representatives of Essar and Legg Mason discussed various valuation methodologies and the assumptions used in applying those methodologies. As a result of that meeting, Essar offered to increase the conversion price to $0.025 per share. Mr. Lind indicated that the Special Committee would consider Essar’s latest offer and come back to Mr. Agarwal with a response as promptly as possible. At this time, Mr. Lind requested that Legg Mason have further discussions with management to discuss the current financial condition of the Company and its projected future performance.

On October 10, 2005, Mr. Lind called Mr. Agarwal and indicated that Essar’s latest offer was not acceptable. Mr. Agarwal agreed to consider a further increase in the price. Subsequently, Essar has advised the Company that officers of Essar engaged in internal discussions regarding the Special Committee’s rejection of Essar’s conversion price offer of $0.025 per share and gave further consideration to an increase in the conversion price. As a result of those internal discussions, Essar concluded that it was in the best interests of the Company and Essar to consummate the debt conversion, and directed Mr. Agarwal to develop a recommendation for a higher conversion price.

On October 11, 2005, Mr. Lind and Mr. Shah discussed the need to achieve a conversion price that is at least as close as possible to $0.04, that Essar may be prepared at this time to increase their proposed conversion price to $0.035, and the Special Committee’s strategy to increase the conversion price. It was decided that Mr. Lind would speak to Essar to continue the negotiations. Thereafter, on October 12, 2005, Mr. Agarwal contacted Mr. Lind and offered to increase the conversion price to $0.035 per share.

On October 19, 2005, Mr. Lind contacted Mr. Agarwal and made a counter-offer indicating that he thought, based on discussions it had with Legg Mason, he believed that a transaction could be approved with a conversion price in the range of $0.0375 to $0.04 per share. Mr. Agarwal agreed to consider that proposal and on October 31, 2005, Mr. Agarwal advised Mr. Lind that Essar would be willing consummate a conversion of the three subject promissory notes using a $0.038 per share conversion price.

On October 28, 2005, the Board met and was advised by the Company’s management that the Company’s financial performance and the general status of the Company’s turnaround efforts. At the meeting, and subject to the final approval of the debt conversion transaction by the Special Committee, the Board approved the amendment to the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized Common Stock from 800,000,000 shares to 2,000,000,000 shares, and directed that the amendment be submitted to the Company’s stockholders for their review and approval along with a recommendation from the Board that the Company’s stockholders vote in favor of that amendment.

Subsequently, during November of 2005, Essar advised the Special Committee that on September 28, 2005, after receiving all necessary approvals, Essar consummated the sale of all of the Common Stock of the Company that it owned to World Focus at a price per share of approximately $0.058 per share. Essar informed the Company that this sale was agreed to in October 2004 and the price paid by World Focus for that Common Stock was determined based upon an October 2004 valuation of the Company performed by Edelweiss Capital, an Indian-based investment banking firm of which Mr. Shah, a member of the Special Committee, is the Chief Executive Officer.

On November 9, 2005, the Special Committee met with Legg Mason and Pepper Hamilton to discuss the $0.038 offer in light of the recently-disclosed sale of the Common Stock of the Company by Essar to its affiliate, World Focus. The members of the Special Committee discussed Mr. Shah’s firm’s participation in the October 2004 valuation of the Company. Mr. Shah advised the Special Committee that he was not involved in the valuation engagement. After discussion with Legg Mason and Pepper Hamilton, the members of the Special Committee concluded that because the agreement between Essar and World Focus had been reached more than a year ago, and because of the continuing decline in the Company’s financial performance during that period, it remained in a position to support a transaction using a $0.038 conversion price assuming Legg Mason could render a fairness opinion with respect to such a transaction.

Later in November of 2005, the Special Committee was informed by Company management that Essar transferred all of its right, title and interest in the three subject promissory notes to World Focus in exchange for the cancellation of a portion of the preexisting indebtedness of Essar to World Focus in an amount equivalent to the face amount of those notes, including all accrued and unpaid interest through and including the date of transfer.

On November 22, 2005, the Special Committee held a meeting at which it formally considered whether to approve the debt conversion and to authorize the Company to enter into the debt conversion agreement. The Special Committee discussed the course of the negotiations that it had with representatives of World Focus, the principal terms of the debt conversion and the debt conversion agreement. At this meeting, Legg Mason discussed its valuation analysis of the Company, including the methodologies that it employed and the assumptions it used in the course of its work. After responding to questions from members of the Special Committee, including with respect to the analyses employed by Legg Mason, Legg Mason rendered its oral opinion (which was confirmed in writing) that the consideration to be received by the Company in connection with the debt conversion was fair to the Company from a financial point of view. After further discussion among the members of the Special Committee and its advisors, the Special Committee unanimously voted to approve the debt conversion as being in the best interests of the Company and its stockholders and to authorize the officers of the Company to execute the debt conversion agreement.

On November 29, 2005, the Board ratified the Special Committee’s approval of the debt conversion transaction and the terms of the debt conversion agreement and gave its final approval for an amendment to the Company’s Certificate of Incorporation increasing the amount of the Company’s authorized Common Stock from 800,000,000 shares to 2,000,000,000 shares. The Board also gave its final authorization that the amendment be submitted to a stockholder vote at a meeting of the stockholders, along with the Board’s recommendation that the stockholders of the Company vote in favor of the amendment.

On November 30, 2005, the Company and World Focus executed and delivered the debt conversion agreement.

Reasons for the Debt Conversion. At its meeting on November 22, 2005, the Special Committee determined that the debt conversion was advisable, fair to and in the best interests of the Company and its stockholders, and unanimously approved the debt conversion and authorized the officers of the Company to execute and deliver the debt conversion agreement. In reaching its decision to approve the debt conversion, the Special Committee considered a number of factors, including the following factors:

•	the increasing challenges which the Company was facing from an operational perspective, including the challenges of formidable competition and, accordingly, the need to have capital available to it in order to meet these challenges;

•	the Special Committee’s familiarity with, and presentations by the Company’s management regarding, the business, operations, properties and assets, financial condition, business strategy and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industry in which the Company operates and competes, the industry trends, and economic and market conditions, both on an historical and on a prospective basis;

•	the willingness, as expressed by World Focus and its affiliates (including Essar), to further fund the Company’s working capital, capital expenditure and other financial requirements if the subject promissory notes were converted into equity;

•	the willingness, as expressed by World Focus and its affiliates (including Essar), to assist the Company from an operational and managerial perspective;

•	the recent management changes at the Company;

•	the stated intention of the Company’s auditors that, unless the Company’s capitalization was restructured to remove much of the Company’s long-term debt, such auditors would likely qualify its audit opinion with a “going-concern” qualification, which would result in negative consequences to the Company;

•	the view that a bankruptcy or insolvency proceeding was not in the Company’s best interests;

•	the current and historical market price of the Common Stock of the Company;

•	the advice of the Special Committee’s independent legal counsel as to the likelihood that the debt conversion would be completed, including the fact that the debt conversion agreement provides for only limited representations and warranties on the part of the company and only limited closing conditions to the obligations of World Focus;

•	the risks and costs to the Company if the debt conversion were not to proceed, including the unwillingness, as expressed by World Focus and its affiliates (including Essar), to further fund the Company’s working capital, capital expenditure and other financial requirements, unless the Company’s capitalization were to be restructured to position it to attract third-party investment as well;

•	the interests of the members of the Board (including the members of the Special Committee) in the debt conversion as described below in the section entitled “Interests of Certain Persons in the Debt Conversion”;

•	the fact that World Focus had expressed its intention to vote the shares of Common Stock of the Company that it owned, which represent in excess of a majority of the outstanding shares of Common Stock of the Company, in favor of the approval and adoption of the certificate of amendment (which is the only stockholder approval required for the debt conversion) and, accordingly, by the Special Committee approving the debt conversion, the debt conversion was expected to be approved; and

•	the opinion of Legg Mason that the consideration to be received by the Company in connection with the debt conversion transaction was fair to the Company from a financial point of view.

The foregoing discussion addresses the material information and factors considered by the Special Committee in its consideration of the debt conversion and the debt conversion agreement. In view of the variety of factors and the amount of information considered, the Special Committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors it considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Special Committee may have given different weights to different factors.

Opinion of Legg Mason. Under a letter agreement dated May 31, 2005, the Company retained Legg Mason Wood Walker Incorporated (“Legg Mason”) to act as the Special Committee’s financial advisor for the Company’s issuance of the Common Stock to Essar in exchange for Essar’s cancellation of approximately $18.3 million of the Company’s indebtedness to Essar, which is evidenced by the three subject promissory notes. Such engagement was subsequently approved by the Special Committee on July 5, 2005. As part of this engagement, the Special Committee requested that Legg Mason evaluate the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the debt conversion transaction, with the conversion price being determined on the basis of arm’s-length negotiations between the Special Committee and Essar. Subsequent to the Special Committee’s engagement of Legg Mason to provide a fairness opinion in connection with the debt conversion transaction, Essar transferred the three subject promissory notes to World Focus. On November 22, 2005, Legg Mason delivered to the Special Committee its oral opinion that, as of that date from a financial point of view, the consideration to be received by the Company in connection with the debt conversion transaction was fair. Legg Mason later confirmed its oral opinion by delivering a written opinion that stated the considerations and assumptions upon which that opinion was based.

The full text of the opinion, which explains the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Legg Mason in rendering its opinion, is attached as Appendix C to this proxy statement. The Company’s stockholders are urged to, and should, read the Legg Mason opinion carefully and in its entirety. Legg Mason’s written opinion is directed to the Special Committee and only addresses the fairness to the Company of the consideration to be received by the Company in connection with the debt conversion. Legg Mason’s written opinion does not address any other aspect of the debt conversion agreement and does not constitute a recommendation to any stockholder of the Company on how to vote at the annual meeting of the stockholders of the Company on December 28, 2005. The following is only a summary of the Legg Mason opinion. Stockholders are urged to read the entire opinion. In arriving at its opinion, Legg Mason has, among other things:

•	reviewed and analyzed a copy of the debt conversion agreement (draft dated November 23, 2005) between the Company and World Focus relating to the debt conversion transaction;

•	reviewed and analyzed SEC filings and certain publicly available audited and unaudited financial statements of the Company and certain other publicly available information of the Company;

•	reviewed and discussed with representatives of the Company’s senior management business and financial information furnished to Legg Mason by them, including financial forecasts and related assumptions of the Company;

•	reviewed and analyzed certain publicly available financial and stock market data relating to companies in lines of business that Legg Mason believes to be generally comparable to the business of the Company;

•	reviewed and analyzed the financial terms, to the extent publicly available, of certain corporate acquisition transactions that Legg Mason deemed relevant to its analysis;

•	held discussions with members of the Company’s management regarding historical and current operations;

•	reviewed and analyzed the reported stock prices and trading activity of the publicly-traded common stock of the Company;

•	interviewed the managing partner of the Company’s independent auditor and discussed the Company’s accounting policies, controls and procedures; and

•	conducted such other financial studies, analyses and investigations and considered such other information as Legg Mason deemed necessary or appropriate for purpose of the Legg Mason opinion.

In connection with its review, Legg Mason relied, without independent verification, upon the accuracy and completeness of all financial and other information that was publicly available, supplied, or otherwise communicated to Legg Mason by or on behalf of the Company. Legg Mason further relied upon the assurances of the Company’s management that they were unaware of any facts that would make such information incomplete or misleading. Legg Mason assumed, with the consent of Company’s management, that any material liabilities (contingent or otherwise, known or unknown) of the Company are set forth in its financial statements or have otherwise been disclosed to Legg Mason in the course of its discussions with the Company’s management. Legg Mason assumed that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to Legg Mason. Legg Mason had not been requested to make, and did not make, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, and Legg Mason had not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy.

Legg Mason also relied upon the Company’s management as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Legg Mason for the Company, and assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such forecasts and projections were not prepared with the expectation of public disclosure. The forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Legg Mason relied on those forecasts and projections without independent verification or analyses and did not assume any responsibility for the accuracy or completeness thereof. The Legg Mason opinion was necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to it on the date that the Legg Mason opinion was delivered to the Special Committee. It is understood that subsequent developments may affect the conclusions reached in the Legg Mason opinion, and that Legg Mason does not have any obligation to update, revise or reaffirm the Legg Mason opinion.

Legg Mason assumed that the definitive agreement relating to the debt conversion transaction would not differ materially from the draft of the debt conversion agreement that Legg Mason reviewed, that the debt conversion transaction would be consummated, in all material respects, on the terms and conditions described in such draft, without any waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the debt conversion transaction would not have an adverse effect on the Company. The following is a brief summary of the financial analyses performed by Legg Mason in preparing its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Legg Mason. Some of the summaries of financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Legg Mason’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 22, 2005 and is not necessarily indicative of current market conditions. No company or transaction used in any analysis as a comparison is identical to the Company or the debt conversion transaction, and they all differ in material ways. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and trading value of the comparable companies or transactions to which they are being compared.

Comparable Publicly Traded Companies Analysis

As part of the financial analysis used to prepare its opinion, Legg Mason reviewed and compared the actual financial, operating and stock market information of certain companies in lines of business believed to be generally comparable to those of the Company. These companies included APAC Customer Services, Inc., Convergys Corp., ICT Group, Inc., INNOTRAC Corporation, Minacs Worldwide Inc., SITEL Corporation, StarTek, Inc., Sykes Enterprises, Inc., TeleTech Holdings, Inc., and West Corporation.

Specifically, Legg Mason analyzed the respective multiples of the market value of these companies to their last twelve months’ earnings per share and 2005 calendar year estimated earnings per share and the enterprise value of those companies to their last twelve months’, their 2005 estimated, and their 2006 estimated revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”). Legg Mason’s analysis indicated the following:

	Market Value as a Multiple of:				Enterprise Value as a Multiple of:
	LTM EPS		CY2005E EPS		LTM Revenues		CY2005E Revenue		CY2006E Revenue		LTM EBITDA		CY2005E EBITDA		CY2006E EBITDA
Low	14.2	x	40.5	x	0.33	x	0.32	x	0.32	x	5.0	x	4.8	x	4.9	x
High	39.4	x	12.9	x	2.17	x	2.08	x	1.88	x	10.1	x	8.8	x	9.7	x

Mean	23.0	x	22.1	x	0.87	x	0.82	x	0.77	x	7.2	x	6.7	x	6.6	x
Median	20.9	x	20.5	x	0.77	x	0.76	x	0.72	x	6.6	x	6.8	x	5.9	x

Legg Mason then derived a range of implied per share equity values for the Company by applying the multiples of the comparable companies listed above to corresponding data for the Company. This analysis indicated the following:

	Market Value as a Multiple of:		Enterprise Value as a Multiple of:
	LTM EPS	CY2005E EPS	LTM Revenues	CY2005E Revenue	CY2006E Revenue	LTM EBITDA	CY2005E EBITDA	CY2006E EBITDA
Low	NMF	NMF	NMF	NMF	$0.01	NMF	NMF	NMF
High	NMF	NMF	$0.18	$0.17	$0.20	NMF	NMF	NMF

Mean	NMF	NMF	$0.05	$0.05	$0.06	NMF	NMF	NMF
Median	NMF	NMF	$0.04	$0.04	$0.06	NMF	NMF	NMF

*	NMF: Not meaningful. “NMF” is used when an implied per share equity value is less than or equal to $0.00.

Legg Mason noted that, while the $0.038 per share issuance was less than the implied valuations based on mean and median multiples of revenue, the $0.038 per share issuance price fell between the low and high range of implied valuations for each of the implied revenue multiples analyzed. The earnings per share and EBITDA multiples did not yield meaningful values because the Company reported or is projecting losses at both the EBITDA and net income levels for the relevant historical and projected periods. As a result, Legg Mason concluded that this analysis supported its opinion of fairness.

Comparable Industry Transactions Analysis

As an additional part of its financial analysis in support of its opinion, Legg Mason reviewed and compared 17 comparable transactions that were completed between January 1, 2003 and November 22, 2005 involving companies in lines of business believed to be generally comparable to those of the Company.

Specifically, Legg Mason analyzed the respective multiples of the enterprise value of those companies to their last twelve months’ revenues and EBITDA. Legg Mason’s analysis indicated the following:

	Enterprise Value as a Multiple of:
	LTM Revenues		LTM EBITDA
Low	0.08	x	1.0	x
High	2.09	x	13.0	x

Mean	0.74	x	7.7	x
Median	0.73	x	7.1	x

Legg Mason then derived a range of implied per share equity values for the Company by applying the multiples of the comparable transactions listed above to corresponding data for the Company. This analysis indicated the following:

	Enterprise Value as a Multiple of:
	LTM Revenues	LTM EBITDA
Low	NMF	NMF
High	$0.17	NMF

Mean	$0.04	NMF
Median	$0.04	NMF

*	NMF: Not meaningful.

Legg Mason noted that, while the $0.038 per share issuance price was less than the implied valuations based on mean and median multiples of revenue and EBITDA for last twelve months’ revenue, the $0.038 per share issuance price fell between the low and high range of the implied valuations. The implied valuations based on last twelve months’ EBITDA were not meaningful because the Company had a negative EBITDA for that period. As a result, Legg Mason concluded that this analysis supported its opinion of fairness.

Discounted Cash Flow Analysis

Legg Mason also used a discounted cash flow methodology as part of the financial analysis in support of its opinion. The Company provided Legg Mason with projections and other financial information relating to the expected future performance of the Company. The Company also provided Legg Mason with information relating to the achievement of strategic goals, objectives and targets over the applicable periods for the Company’s projections. Legg Mason performed a discounted cash flow analysis based on projections and other financial information provided by the Company. Legg Mason made a variety of assumptions in the discounted cash flow analysis, including using a range of discount rates from 8.5% to 11.5% and a range of terminal values for the Company from 5.0x EBITDA to 7.0x EBITDA. Legg Mason’s discounted cash flow analysis indicated a range of per share equity values for the Company of $0.00 to $0.01. As a result, Legg Mason concluded that this analysis supported its opinion of fairness.

Fairness Opinion Conclusion

The summary disclosures set forth above describe the principal elements of the overview provided by Legg Mason to the Special Committee on November 22, 2005. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. In reaching its conclusion, Legg Mason considered the results of the analyses in light of each other and ultimately reached its opinion based upon the results of all analyses taken as a whole. Legg Mason did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, support its determination. Accordingly, notwithstanding the separate factors summarized above, Legg Mason believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, Legg Mason made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Legg Mason are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by the analyses.

It is understood that the Legg Mason opinion is solely for the information of, and directed to, the Special Committee in its evaluation of the debt conversion transaction and is not to be relied upon by any stockholder of the Company or any other person or entity. The Legg Mason opinion does not constitute a recommendation to the Board as to how the Board should vote on the debt conversion transaction or to any stockholder of the Company as to how to vote at any stockholders’ meeting at which the debt conversion transaction is considered. Additionally, Legg Mason was not been involved in structuring or negotiating the debt conversion transaction and the Legg Mason opinion does not compare the relative merits of the debt conversion transaction with those of any other transaction or business strategy which were or might have been available to or considered by the Company or the Board as alternatives to the debt conversion transaction and does not address the underlying business decision to proceed with or effect the debt conversion transaction. Legg Mason was not requested to explore alternatives to the debt conversion transaction or solicit the interest of any other parties in pursuing transactions with the Company. The Legg Mason opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Company in the debt conversion transaction.

Each member of the Special Committee and the Company have been advised that the Special Committee has separately engaged Legg Mason to render a fairness opinion in connection with a separate transaction, for which Legg Mason may receive a separate fee for its services, and have waived any potential conflicts of interest arising out of or related to such engagements.

Under the terms of Legg Mason’s engagement, the Company has paid Legg Mason an advisory fee of $150,000, which the Special Committee believes is reasonable for the services provided by Legg Mason to the Special Committee. The Company has agreed to reimburse Legg Mason for out-of-pocket expenses incurred in performing its services, including the fees and expenses of its legal counsel, and to indemnify Legg Mason and related persons against liabilities, including liabilities under the federal securities laws, arising out of Legg Mason’s engagement.

Legg Mason is an internationally-recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for real estate, corporate and other purposes. Legg Mason was selected to act as investment banker to the Special Committee based upon the presentations and materials it had provided to the Special Committee, its experience with respect to debt conversion transactions and its experience, expertise and familiarity with the Company’s business.

Interests of Certain Persons in the Debt Conversion. When considering the approval of the debt conversion by the Special Committee, you should be aware that affiliates of the two members of the Special Committee have performed services on behalf of affiliates of World Focus. These services consisted of management consulting and investment banking services and, in the case of Mr. Shah, included the performance by Edelweiss, an investment banking firm of which Mr. Shah is the Chief Executive Officer, of the valuation of the Company in October 2004 which determined the price at which World Focus acquired shares of Company Common Stock from its affiliate, Essar. Mr. Shah did not participate the October 2004 valuation engagement. During the years 2003, 2004 and 2005, the total amount of fees paid by World Focus and its affiliates to Mr. Shah and Edelweiss was less than 5% of the fees received by Mr. Shah and Edelweiss during each such year. With respect to Mr. Lind, during the years ended December 31, 2003, 2004 and 2005, the total amount of fees paid by World Focus and its affiliates to Mr. Lind and his affiliates was less than 5% of the total fees received by Mr. Lind and his affiliates during each such year. It is anticipated that those individuals and their affiliated companies may perform services for World Focus and its affiliates in the future.

In addition, the Company agreed to pay each member of the Special Committee a fee of $500 for each meeting of the Board or certain committees, including the Special Committee, that they attended, and will reimburse the Board and committee members for reasonable travel and accommodation expenses incurred by them in connection with such meetings.

Many of our directors are affiliated with the majority owner of equity securities in both World Focus and the Company.

The Company’s organizational documents include provisions exculpating our directors (including the members of the Special Committee), and pursuant to which the Company has agreed to indemnify, defend and hold harmless our directors (including the members of the Special Committee), to the fullest extent permitted by applicable law, and to advance expenses incurred by our directors (including the members of the Special Committee), relating to claims made against them in their capacity as directors of the Company. In addition, the Company maintains directors’ and officers’ liability insurance which serves to protect our directors (including the members of the Special Committee) and the Company in the case of claims brought against them in their capacity as directors or officers of the Company.

Accordingly, our directors (including the members of the Special Committee) may have interests in the debt conversion that are different from, or in addition to, your interests.

MORE ABOUT PROPOSAL 3

Proposal 3—Amendment to increase shares available under the Amended and Restated 1998 Stock Option Plan

At the Annual Meeting, those persons who were record holders of the Company’s outstanding voting shares as of the close of business on the Record Date will consider and vote upon an amendment to the Aegis Communications Group, Inc. Amended and Restated 1998 Stock Option Plan. This amendment, if adopted, will increase the number of authorized shares of Common Stock available to be issued under the Option Plan from 11,842,720 shares to 35,000,000 shares. The full text of the proposed amendment is attached to this Proxy Statement as Appendix D.

The Company is concerned with being able to attract and maintain a talented workforce in the high technology industry in which it operates. Equity compensation in the form of stock and option awards often represent a significant form of the compensation paid by companies competing in high technology industries. In order to attract and maintain such a workforce, the Company needs the flexibility to issue equity compensation to its employees. The Board believes that the Company will not be able to effectively use equity compensation to prospectively incentivize its employees if the number of shares of Common Stock authorized for issuance under the Stock Option Plan is not increased. The Board therefore recommends that you vote your shares in favor of the proposed amendment to the Stock Option Plan to increase the number of authorized shares of Common Stock available to be issued under the Stock Option Plan from 11,842,720 to 35,000,000 shares.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR THE AEGIS COMMUNICATIONS GROUP, INC.

SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN.

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

IQI Plan

In November 1996, IQI, Inc. established the 1996 Incentive Stock Option Plan, or the IQI Plan. The IQI Plan provides for the award of incentive stock options to directors, officers, key employees and members of Thayer’s Advisory Board. A Compensation Committee, as established by IQI’s Board of Directors, administered the IQI Plan. These options are intended to qualify as incentive stock options, or ISOs, under the Internal Revenue Code or non-statutory stock options, also referred to as NSOs, which are not intended to qualify. IQI reserved 3,929,774 shares of its common stock for issuance under the IQI Plan. Options granted pursuant to the IQI Plan are exercisable for ten years from the date of the grant subject to vesting schedules. The Company has no plans to grant shares under this IQI Plan, as a result of the adoption of the 1998 Aegis Communications Group Plan stated below and we will not grant any future options to purchase shares of common stock of IQI pursuant to this IQI plan.

ATC Plans

Prior to the merger with IQI, ATC stockholders approved two stock option plans, known as the ATC Plans, which provided for the granting of options to purchase up to 5,000,000 shares of common stock of ATC to key employees, officers and directors of ATC and its operating subsidiary. At the date of the IQI Merger, options to purchase 4,447,000 shares of common stock granted pursuant to the ATC Plans were outstanding. Options granted pursuant to the ATC Plans are exercisable for ten years from the date of the grant subject to vesting schedules. The Company has no plans to grant shares under those ATC Plans, as a result of the adoption of the 1998 Aegis Communications Group Plan stated below and we will not grant any future options to purchase shares of common stock of ATC pursuant to those ATC plans.

1998 Plan

In September 1998, we initiated the Aegis Communications Group, Inc. 1998 Stock Option and Restricted Stock Plan, or the 1998 Aegis Communications Group Plan, which provides for the granting of options to purchase up to a maximum of 12,000,000 shares of Common Stock to key employees, officers and directors of us and our operating subsidiaries. Options granted pursuant to the 1998 Aegis Communications Group Plan are exercisable for ten years from the date of the grant subject to vesting schedules. We may grant additional options under the 1998 Aegis Communications Group Plan at any time prior to September 2008. As a result of the adoption of the 1998 Aegis Communications Group Plan, we will not grant any future options to purchase shares of Common Stock pursuant to the IQI Plan or the ATC plans.

Effective as of August 21, 2003, in connection with the anticipated AllServe transaction, all outstanding options to purchase capital stock of the Company were terminated and released by their holders, with an aggregate cost to the Company for obtaining those releases of $50 thousand. Effective as of November 5, 2003, all warrants to purchase capital stock of the Company that were outstanding prior to the transaction with Deutsche Bank and Essar were terminated and released by their holders.

Plan category	Number of securities to be issued upon exercise of outstanding warrants	Weighted average exercise price of outstanding warrants	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	20,929,774
Increase in equity compensation plans to be approved by security holders	—	—	23,157,280

Total	0	0	44,087,054

Background

The 1998 Aegis Communications Group Plan was initially adopted by the Board effective as of April 7, 1998. To permit the granting of qualified options under the Internal Revenue Code of 1986, and to qualify awards of options hereunder as performance based” under Section 162(m) of the Internal Revenue Code, the original Group Plan was approved by the stockholders of the Company on July 9, 1998. On March 29, 2000, the Board approved the following amendments to the original Group Plan:

(a)	increase in the number of shares issuable upon the exercise of options pursuant to the Group Plan from 7,500,000 shares to 9,000,000 shares; and

(b)	increase in the annual limit on the number of option shares issuable to an individual executive officer from 1,500,000 shares to 3,000,000 shares.

On May 4, 2000, those amendments to the original Group Plan were approved by the stockholders of the Company.

On July 27, 2001, the Board approved an increase in the number of shares issuable upon the exercise of options pursuant to the original Group Plan from 9,000,000 shares to 12,000,000 shares. On August 8, 2001, that amendment to the original Group Plan was approved by the stockholders of the Company.

On June 29, 2005, the Board approved an increase in the number of shares issuable upon the exercise of options pursuant to the original Group Plan from 11,842,720 shares to 35,000,000 shares.

As of July 1, 2005, approximately 11,842,720 shares remain available for issuance under the Current Aegis Communications Group Inc., Amended and Restated 1998 Stock Option Plan, as 157,280 shares of the original 12,000,000 had been issued to employees and exercised.

Proposal

We propose to amend the Aegis Communications Group, Inc. Amended and Restated 1998 Stock Option Plan to (i) increase the total number of shares of Common Stock available for issuance by 23,157,280 shares, for a total of 35,000,000 shares authorized under the new Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan, and (ii) authorize the grant of restricted stock and stock option awards to all key employees of the Company. On June 13, 2005, the Board unanimously approved those amendments, subject to stockholder approval at this Annual Meeting.

The Board believes that the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan will provide an effective means to continue to attract and retain key employees of outstanding ability, motivate key employees, by means of performance-based incentives, to achieve longer-range performance goals and enable such key employees to participate in the long-term growth and financial success of the Company.

The following summary of the principal features of the 1998 Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan is qualified in its entirety by reference to that plan, a copy of which is attached as Appendix D and incorporated herein by reference.

General Information

The Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan provides for various types of awards denominated in shares of our Common Stock. The types of awards that may be granted under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan include (i) stock options, including both incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options, (ii) stock appreciation rights (SARs), (iii) shares of restricted stock, (iv) restricted stock units, (v) performance shares, (vi) bonus stock awards and (vii) other stock-based awards.

Administration

The Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan is administered by the Compensation Committee of our Board. The Compensation Committee has wide discretion and flexibility, thus enabling it to administer the plan in the manner that it determines, from time to time, is in the best interest of the Company. Subject to the terms of that Stock Option Plan, the Compensation Committee has authority to determine the persons who will receive awards, the type of awards to be granted, the number of shares subject to awards, if any, the time or times when such awards will be granted, the exercise price of awards and the times at which awards may be exercised. The Compensation Committee is also authorized to interpret the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan and to make all other determinations necessary or advisable for its administration.

Eligibility

The Compensation Committee has authority to designate key employees eligible to participate in the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan. For these purposes, key employees are those determined by the Compensation Committee to have a direct and significant impact on our performance. The executive officers are among the employees who are eligible to receive awards under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan.

Terms and Conditions of Awards

The following types of awards may be granted under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as set forth in the plan. The number of shares subject to any award is also determined by the Compensation Committee in its discretion.

Stock Options. Both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options may be granted under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan. The exercise price of these awards may not be below 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event later than ten years from the date of grant.

Options awarded under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan will be exercisable at such times and subject to such restrictions and conditions (including without limitation, restrictions based on the passage of time or the achievement of certain performance goals) as the Compensation Committee determines in its discretion. Upon the exercise of a stock option, the participant must pay the purchase price in full either in cash, a cash equivalent acceptable to the Compensation Committee, or a combination of cash and its equivalent acceptable to the Compensation Committee. The purchase price may be paid, with the approval of the Compensation Committee, by assigning and delivering shares of Common Stock, or a combination of cash and shares equal in value to the exercise price. Participants will not be entitled to receive any fractional shares of Common Stock upon the exercise of stock options.

All shares of Common Stock issuable upon the exercise of stock options may, in the discretion of the Compensation Committee, be subject to restrictions on transfer and other features similar to those applicable to awards of restricted stock and restricted stock units described below.

Stock Appreciation Rights (SARs). Stock appreciation rights, payable in cash, Common Stock or both, may be granted alone or in tandem with a stock option. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (in the case of SARs granted independent of a stock option) or over the exercise price of the related stock option (in the case of an SAR granted in tandem with a stock option).

Performance Shares. A performance share award is an award, payable in cash, Common Stock or both, based on performance goals which may be established by the Compensation Committee and the value of which is paid if the performance goals are achieved.

Restricted Stock and Restricted Stock Unit Awards. A restricted stock award is the grant of shares of Common Stock or the right to purchase Common Stock at a price determined by the Compensation Committee, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. A restricted stock unit is a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions. Certificates evidencing restricted stock awards will bear a legend making reference to the restrictions imposed. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee. During the restriction period, the holder of a restricted stock award may, in the discretion of the Compensation Committee, be given certain rights as a stockholder, including the right to vote the stock and/or receive dividends with respect thereto.

Bonus Stock Awards. Bonus stock awards are awards of shares of Common Stock granted to participants without cash consideration which may be subject to restrictions on transfer or other features similar to those applicable to awards of restricted stock and restricted stock units.

Other Stock-Based Awards. The Compensation Committee will also have the authority to grant participants other stock awards which can be in the form of shares of Common Stock or units with the terms and conditions of such awards to be as specified in an award agreement.

Acceleration of Vesting and Exercisability

Each award agreement shall provide for the effect of a termination of employment due to death, disability, retirement, or divestiture on the vesting, exercisability and termination of such award, and the effect, if any, of a change of control on such award.

Award Agreement

The terms of any awards under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan are determined by the Compensation Committee and will be evidenced by a written agreement. The award agreement will specify the details of the award, the expiration date, if applicable, the number of shares or other units to which the award pertains, any conditions to the exercise of the award and such other terms and conditions as the Compensation Committee, in its discretion, determines.

Adjustment Provisions

The terms of an award and the maximum number of shares of Common Stock authorized for issuance under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan will be adjusted if we subdivide as a whole the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock (such as in a stock split) or consolidate as a whole the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock (such as in a reverse stock split). In addition, if the Common Stock is subdivided or consolidated into one or more different kinds of securities, the holders of awards will be entitled to purchase or receive (in lieu of the shares of Common Stock originally subject to the award) the kinds of securities into which the Common Stock is subdivided or consolidated.

Upon a “change in control,” as that term is defined the plan, (1) all outstanding stock appreciation rights and stock options may become immediately and fully vested and exercisable in full and (2) the restriction period on any restricted stock award may be accelerated and the restrictions will expire, in each case subject to the discretion of the Compensation Committee.

Termination and Amendment of the Second Amended and Restated 1998 Stock Option Plan

No award may be granted under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan after April 7, 2008. The Board may, insofar as permitted by law, with respect to any shares which are not subject to awards, suspend or discontinue the Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan at any time.

The Board or the Compensation Committee may amend, suspend, or terminate the Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement; (ii) to lower the exercise price of an award below the exercise price on the date of grant (except reductions due to adjustments related to stock splits, reverse splits and similar changes to outstanding shares); (iii) to reprice (or cancel and regrant a new award) any outstanding award at a lower price; or (iv) if such approval is required by the exchange or quotation system on which the Common Stock is listed.

Federal Income Tax Consequences

The following summary constitutes a brief overview of the principal U.S. federal income tax consequences relating to awards that may be granted under the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Nonqualified Stock Options. An optionee generally does not recognize any taxable income at the time he/she is granted a nonqualified stock option. Upon exercise, the optionee generally recognizes taxable income measured by the excess of the then fair market value of the shares over the exercise price. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. Upon a disposition of the shares of more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Subject to certain exceptions, an option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as a nonqualified stock option as discussed above. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Stock Option Exercise with Shares. An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of stock generally will not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to incentive stock options. Rather, such gain or loss recognition generally will occur upon disposition of the shares acquired in substitution for the shares surrendered.

SARs. A grant of SARs has no U.S. federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares and cash received is generally taxable to the grantee as ordinary income and the Company will generally will be entitled to a corresponding deduction.

Restricted Stock. Generally, the grant of restricted stock has no U.S. federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to substantial risk of forfeiture (as defined in the Internal Revenue Code), the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares and the price, if any, paid by the employee for such shares. The Company will generally be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

An employee may elect to report and recognize income at the time of grant or purchase of restricted stock by filing an election under Section 83(b) of the Code. If the employee makes a Section 83(b) election, the Company will be entitled to a deduction equal to the ordinary income reported by the employee in the year of the election, provided the Company satisfies any federal income tax withholding requirements. Upon the disposition of the Common Stock, the employee will recognize capital gain or loss equal to the difference between the amount realized and the sum of the income recognized by the employee as a result of the Section 83(b) election and any amounts paid by the employee for the restricted stock. Such capital gain or loss will be long-term or short-term depending on the participant’s holding period.

Dividends paid to the grantee before the shares are no longer subject to substantial risk of forfeiture will be taxed as ordinary income to the grantee. Dividends paid will not be deductible by us.

Performance Shares. In general, no taxable income is realized by a participant in upon the grant of performance share award. Such grantee generally would include in ordinary income any cash, and the fair market value of any shares of stock, paid to him pursuant to such award at the time of payment. The Company will generally be entitled to a deduction at the time and in the amount that the grantee recognizes ordinary income.

Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan.

Payroll Taxes. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding.

Section 16(b). Special rules may apply with respect to employees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Other than in the case of an incentive stock option held in accordance with the specified holding period requirements, the amount and timing of the recognition of income by an employee subject to Section 16(b) (and the concurrent deduction by the Company) on the exercise of a stock option or SAR generally will be based on the fair market value of the shares received when the restrictions of Section 16(b) lapse, unless the employee elects otherwise by making a Section 83(b) election.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Internal Revenue Code limits the Company’s deduction for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance-based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The Company’s Second Amended and Restated 1998 Stock Option Plan is intended to comply with the exemptions from Section 162(m) for awards of stock options and stock appreciation rights, and it permits the Compensation Committee to grant other awards designed to qualify for these exemptions.

The benefits to be received, if any, under the Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan will depend upon the type of awards granted by the Compensation Committee, the terms of those awards, and, in the case of performance-based awards, upon achieving the performance goals established by the Compensation Committee. As such, the benefits to be received under the Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan are not presently determinable.

Voting Information

The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to approve the amendment to the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan. Your broker may vote your shares on this matter only if you give voting instructions. An abstention from voting and broker non-votes will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether the affirmative vote of a majority of the shares present at the meeting has been received, but will not be counted as a vote either “for” or “against” the approval of amending the Aegis Communications Group, Inc. Second Amended and Restated 1998 Stock Option Plan. Abstentions and broker non-votes are functionally equivalent to a vote against the proposal.

If the proposal is approved, 35,000,000 shares will be registered under the Securities Act of 1933, as amended, and will be available for issuance under the Aegis Communications Group Inc. Second Amended and Restated 1998 Stock Option Plan.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE AMENDMENT TO INCREASE THE AMOUNT OF SHARES AVAILABLE TO BE ISSUED UNDER

THE COMPANY’S AMENDED AND RESTATED 1998 STOCK OPTION PLAN.

CORPORATE GOVERNANCE

Director Independence

Neither the Board nor any Board committee has any independent directors, as that term is defined under SEC regulations, because all directors have been selected by Essar through the Stockholder Agreement among Deutsche Bank, Essar, Questor and Thayer and the Put and Call Option Agreement between Deutsche Bank and Essar (which agreements Essar subsequently assigned to its affiliate World Focus during November of 2005).

Director Recommendations By Stockholders

The Board cannot take recommendations from the Company’s stockholders for nominations for election to the Board, because it is bound to comply with its contractual obligations under the Stockholders Agreement and Put and Call Option Agreement, under which World Focus, Deutsche Bank, Questor and Thayer have agreed to vote their shares for six of World Focus’s designees to the Board, three directors who are independent from Deutsche Bank and World Focus, and a tenth director position to be filled by the Company’s duly elected Chief Executive Officer.

Communications with the Board

Stockholders may communicate with the Board, Board committees, non-management directors as a group, and individual directors by submitting their communications in writing to the Company’s President and Chief Executive Officer. All communications must identify the author, state that the author is a stockholder of the Company, and be forwarded by certified mail to the following address:

Aegis Communications Group, Inc.

8001 Bent Branch Drive

Irving, Texas 75063

Attn: President

The directors of the Company, including the non-management directors, have directed the President not to forward to the intended recipient any communications that are reasonably determined in good faith by the President to relate to improper or irrelevant topics.

Code of Business Conduct and Ethics

The Company is in the process of adopting a code of ethics that will be applicable to the Company’s senior financial management. The code of ethics will be adopted and become effective prior to the Company’s 2006 Annual Meeting of stockholders. The Company will provide to any person, without charge and upon request, a copy of such code of ethics, upon written request to Aegis Communications Group, Inc., c/o Corporate Secretary, 8001 Bent Branch Drive, Irving, Texas 75063. These codes will comply with Nasdaq and SEC requirements.

Board Meetings

The Board meet telephonically or in person four times during the 2004 fiscal year. No Board member attended less than 75% of those four meetings. Additionally, the Board took action by unanimous written consent one time during the 2004 fiscal year.

Board Committees

Standing committees of the Board include the Audit Committee and the Compensation Committee. The Board has not appointed a standing Nominating Committee or any other committee performing a similar function. Instead, the Board performs the functions customarily attributable to a Nominating Committee.

Audit Committee

The Audit Committee is comprised of four directors, Rashesh Shah, John-Michael Lind, Rajiv Agarwal and Madhu Vuppuluri, none of who serve as an executive officer of the Company and none of whom were directors until at least November 2003. Mr. Shah serves as Chairman of the Audit Committee, and is an audit committee financial expert, as that term is defined by regulations of the SEC. Prior to November 2003, the Audit Committee was comprised of three members, who were Stanton D. Anderson, Peter D. Fitzsimmons, and Josh S. Weston. The Audit Committee met in person or telephonically five times during 2004. Messrs. Shah and Lind are independent members of the Audit Committee as defined in Rule 4200(a)(14) of the Nasdaq National Market and in regulations of the SEC. The Audit Committee is empowered to (1) appoint the Company’s independent auditors, (2) evaluate the independence of the Company’s independent auditors, (3) review all external and internal audit reports and management’s responses thereto, (4) oversee the integrity of the financial reporting process, system of internal accounting controls, and financial statements of the Company, and (5) make such reports and recommendations to the Board as it deems appropriate. A copy of the Audit Committee Charter is attached as Appendix E to this Proxy Statement. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

Aggregate fees billed to the Company for the fiscal years December 31, 2004 and December 31, 2003 by BDO Seidman, LLP, the company’s independent auditors, were as follows:

•	Audit Fees. BDO Seidman, LLP’s aggregate audit fees billed or expected to be billed for 2004 are $229,020, including fees pertaining to quarterly reviews of the Company’s financial statements included in its quarterly reports on Form 10-Q. BDO Seidman, LLP’s aggregate audit fees for 2003 were $197,040, including fees pertaining to quarterly reviews of the Company’s financial statements included in its quarterly reports on Form 10-Q.

•	Audit Related Fees. BDO Seidman, LLP’s audited related fees billed or expected to be billed for 2004 are $20,080, including fees for Sarbanes Oxley compliance and a pension plan audit. Aggregate audit related fees billed for 2003 are $30,330, including fees related to a pension plan audit and the transaction with Deutsche Bank and Essar.

•	Tax Fees. BDO Seidman, LLP’s fees for tax services billed or expected to be billed for 2004 are $30,000, including fees pertaining to 2004 federal and state tax compliance services, and tax planning fees. BDO Seidman, LLP’s fees for tax services billed in 2003 were $97,934, including fees pertaining to 2003 federal and state tax compliance services, and tax planning fees.

•	All Other Fees. Except for the foregoing fees, BDO Seidman, LLP charged no other fees in 2004. BDO Seidman, LLP’s fees for other services billed for 2003 were $4,790. These fees are for advisory services related to possible expansion.

All services rendered by BDO Seidman, LLP in 2004 and 2003 were approved by the Audit Committee. The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of BDO Seidman, LLP.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of Aegis Communication Group, Inc.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

On May 4, 2000, the Board initially adopted an Audit Committee Charter setting out the audit related functions the Audit Committee is to perform. The Audit Committee Charter is being attached as Appendix E to this Proxy Statement. The Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements and financial reporting practices of the Company, (2) the independence and performance of the

Company’s independent auditors, (3) the establishment and maintenance of the Company’s financial and accounting internal controls, and (4) the Company’s compliance with legal and regulatory requirements.

The Company’s management is responsible for the adequacy of the Company’s financial statements, internal controls, and financial reporting processes. The independent auditors perform an independent audit of the Company’s consolidated financial statements, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Company in accordance with generally accepted accounting principles and issue a report thereon.

The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee functions are not intended to duplicate or certify the activities of management or the Company’s independent auditors, nor can the Audit Committee guarantee that the Company’s independent auditors are “independent” under applicable rules and regulations of the SEC, the Nasdaq National Market rules or the rules of any other exchange or bulletin board the Company’s securities are traded on. The Audit Committee meets with management periodically to consider the scope and adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discusses these matters with the Company’s independent auditors and appropriate financial personnel of the Company.

In addition, the Audit Committee reviews the Company’s financial statements and reports recommendations to the full Board, as it deems appropriate. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Audit Committee has relied, without independent verification, on the representations of the Company’s management that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of the Company’s independent auditors included in their report on the Company’s financial statements. However, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been performed in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact independent.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2004 fiscal year and met and held discussions with management and BDO Seidman, LLP, the Company’s independent auditors, to discuss those financial statements and the audit related thereto. The Company’s management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented, or amended, which includes among other items, matters related to the conduct of the audit of the Company’s financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented, or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Rashesh Shah, Chairman

John-Michael Lind

Rajiv Agarwal

Madhu Vuppuluri

Compensation Committee

The Compensation Committee is comprised of Pramod Saxena and Madhu Vuppuluri who became directors of the Company in November 2003. Mr. Saxena serves as Chairman of the Compensation Committee. The Compensation Committee is empowered to (1) establish and revise the compensation paid to the Company’s executive officers, and (2) administer the Company’s stock option plans, including but not limited to, designating to whom stock options are granted and establishing the number, exercise price, and vesting period of each stock option granted.

The Compensation Committee did not meet during 2004, but did take action twice by unanimous written consent. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee.”

Compensation of Directors

The Company has an incentive stock option plan with 20,929,774 shares authorized for issuance, but currently has no stock options outstanding. Prior to the Company’s transaction with Deutsche Bank and Essar in November 2003, the Company did use incentive stock options to compensate its Board, with each non-executive director of the Company receiving non-qualified stock options to purchase 50,000 shares of the Company’s Common Stock upon his or her initial election to the Board. Stock options granted were also granted to the non-executive directors and were priced at 100% of the fair market value of the Company’s Common Stock on the grant date and typically vested in three equal annual increments, beginning one year from the grant date. Directors who were employees or are otherwise affiliates of the Company were not compensated for their services as directors or committee members. Effective as of August 21, 2003, in connection with the anticipated AllServe transaction, all outstanding options to purchase capital stock of the Company or its subsidiaries were terminated and released by their holders, with an aggregate cost to the Company for obtaining those releases of $53,000.

During his tenure as Chairman of the Board in 2003, Mr. Patrick Gross received a monthly director fee of $12,500 for the first three months of that year. Beginning April 1, 2003, Mr. Gross received a quarterly director fee of $12,500, while Mr. Josh Weston and Mr. Stanton Anderson each received annual director fees of $25,000 in 2003. The director fees earned by Mr. Weston during 2003 were donated to the charity of his choice.

Current non-employee and non-World Focus affiliated directors receive $500 for each Board and Compensation Committee meetings as cash compensation for their services as directors or Compensation Committee members. The Company may reimburse them for out-of-pocket travel costs related to attending Board or Board committee meetings. Directors who are also Company employees earn only current salary and receive no additional compensation related to being a director of the Company. Additionally, Mr. Ferry received compensation of approximately $20,833 per month as a consultant to the Company throughout his original employment contract term which was through October 31, 2005.

The Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of Aegis Communication Group, Inc.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

The Compensation Committee oversees the Company’s executive compensation policies and practices, including approving base salaries and annual bonuses for executive officers and administering the Company’s stock option plans. The Compensation Committee is currently comprised of two non-employee directors.

Executive Compensation Program

The Company’s executive compensation program is designed to:

•	recruit, motivate, and retain qualified individuals who will enhance stockholders’ value in the Company; and

•	recognize individual contributions and achievements while enabling individuals to share the risks and rewards of the Company’s overall performance.

At least annually, the Compensation Committee evaluates the executive compensation program as compared to companies in the same or related industries as the Company. The key components of the Company’s executive compensation program are base salaries, annual cash performance bonuses, and long-term equity incentives.

Base Salaries

The Compensation Committee sets executive base salaries at a level it believes is competitive with the amounts paid by companies in the customer relationship management services industry. In setting base salaries, the Compensation Committee also considers the executive’s contribution to the Company’s operating performance and profitability, the executive’s role in developing and maintaining client relationships, and the executive’s level and responsibility within the Company.

Performance Bonuses

The Compensation Committee determines cash performance bonuses annually based on (1) the Company’s overall financial performance, including whether the Company achieved pre-determined targets for revenue and earnings before interest, taxes, depreciation, and amortization, and (2) the experience and contribution levels of the individual executive officer.

Long-Term Equity Incentives

The Company currently has no stock options issued and outstanding, although it does have an incentive stock option plan in place and Proposal 3, the amendment to increase shares under the plan to 35,000,000 shares (Refer to Proposal 3 on page 26 and Appendix D). The Compensation Committee is reviewing the full extent of how it will use equity-based compensation in the future.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) provides that compensation for certain senior executive officers in excess of $1 million during a single tax year is not deductible unless it is performance based and meets other conditions. Base salary does not qualify as performance- based compensation under Section 162(m). As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted options. Interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m). As applicable, the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Report on Chief Executive Officer Compensation

The Company had three persons service in the role of Chief Executive Officer, whether formally or functionally, at different times during the 2004 fiscal year. Those persons included Herman M. Schwarz, who resigned from the CEO position on April 5, 2004, John Scot Brunke, who served as CEO from April 6, 2004 until his resignation in September of 2004, and Rick Ferry, who served as CEO from September 14, 2004 through the remainder of the 2004 fiscal year.

The presently constituted Compensation Committee of the Company was not involved in setting the compensation arrangements for Messrs. Schwarz or Brunke, who were both employed by the Company prior to the Deutsche Bank and Essar change in control transaction that occurred in November of 2003. Following that transaction, Messrs. Saxena and Vuppuluri joined the Company as directors and as members of the Compensation Committee. When Mr. Schwarz resigned from the Company in April of 2004, Mr. Brunke, who had been the Company’s Chief Financial Officer at that time, was named as CEO by the Board, but his compensation arrangement as Chief Financial Officer remained in place through his resignation in September of 2004.

The Compensation Committee negotiated with Mr. Ferry to set his initial base salary at a minimum of $250,000 per year, plus a combination of stock and cash bonuses for the two-year term his employment agreement covered, based on the Compensation Committee’s perception of what peer companies in the Company’s industry were compensating their CEO, taken in the context of the Company’s financial condition. Because Mr. Ferry as CEO only joined the Company towards the beginning of the fourth quarter of the 2004, the Compensation Committee believes it would be improper to evaluate Mr. Ferry’s performance as CEO against his compensation for that short period of time.

Submitted by the Compensation Committee of the Board:

Pramod Saxena, Chairman

Madhu Vuppuluri

Stock Option Plans

Effective as of August 21, 2003, in connection with the anticipated AllServe transaction, all outstanding options to purchase capital stock of the Company or its subsidiaries were terminated and released by their holders, with an aggregate cost to the Company for obtaining those releases of $53,000. The Company currently has no stock options issued and outstanding, although it does have an incentive stock option plan in place and 20,929,774 shares of Common Stock authorized for issuance under that plan. The Compensation Committee is reviewing whether it will use equity based compensation in the future.

In November 1996, IQI, Inc. established the 1996 Incentive Stock Option Plan, or the IQI Plan. The IQI Plan provides for the award of incentive stock options to directors, officers, key employees and members of Thayer’s Advisory Board. A Compensation Committee, as established by IQI’s Board of Directors, administered the IQI Plan. These options are intended to qualify as incentive stock options, or ISOs, under the Internal Revenue Code or non-statutory stock options, also referred to as NSOs, which are not intended to qualify. IQI reserved 3,929,774 shares of Common Stock for issuance under the IQI Plan. Options granted pursuant to the IQI Plan are exercisable for ten years from the date of the grant subject to vesting schedules.

Prior to the merger with IQI, ATC stockholders approved two stock option plans, known as the ATC Plans, which provided for the granting of options to purchase up to 5,000,000 shares of Common Stock to key employees, officers and directors of ATC and its operating subsidiary. At the date of the IQI Merger, options to purchase 4,447,000 shares of Common Stock granted pursuant to the ATC Plans were outstanding. Options granted pursuant to the ATC Plans are exercisable for ten years from the date of the grant subject to vesting schedules.

In September 1998, we initiated the Aegis Communications Group, Inc. 1998 Stock Option and Restricted Stock Plan, or the 1998 Aegis Communications Group Plan, which provides for the granting of options to purchase up to a maximum of 12,000,000 shares of Common Stock to key employees, officers and directors of us and our operating subsidiaries. Options granted pursuant to the 1998 Aegis Communications Group Plan are exercisable for ten years from the date of the grant subject to vesting schedules. The Company currently has no stock options issued and outstanding, although it does have an incentive stock option plan in place and Proposal 3, the amendment to increase shares under the plan to 35,000,000 shares (Refer to Proposal 3 on page 26 and Appendix D). The Compensation Committee is reviewing the full extent of how it will use equity-based compensation in the future. We may grant additional options under the 1998 Aegis Communications Group Plan at any time prior to September 2008.

Summary Compensation Table

This table provides individual compensation information for the last three fiscal years on persons serving as Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 2004. Bonus amounts are the dollar value of bonus earned (but not necessarily paid) in the year covered.

	Annual Compensation			Long-Term Compensation	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Richard N. Ferry President and Chief Executive Officer	2004 2003 2002	75,961 — —	— — —	— — —	— — —

Eugene Speyer Senior Vice President—Customer Operations	2004 2003 2002	133,701 125,575 124,021	64,142 7,500 6,750	— — —	— — —

Carol Litchford Senior Vice President—Customer Service	2004 2003 2002	153,474 145,749 145,669	24,650 9,500 20,000	— — —	— — —

Gaye A. Weinberger Senior Vice President and Chief Information Officer	2004 2003 2002	133,239 125,919 119,999	30,000 9,000 12,500	— — —	— — —

Lee Waters Executive Vice President—Client and Market Development	2004 2003 2002	255,358 237,500 231,971	8,906 190,238 65,000	— — —	— — —

Joseph Marinelli Executive Vice President—Operations	2004 2003 2002	249,709 225,000 225,000	— 163,420 15,000	— — —	172,860 — —	(2)

Herman M. Schwarz President and Chief Executive Officer	2004 2003 2002	205,158 300,000 300,000	— 488,703 22,000	— — —	385,000 — —	(1)

(1)	Includes $300,000 of severance payments, in addition to $85,000 in additional compensation for agreeing to extend the time period of payment of a $300,000 bonus earned in 2003 but payable in 2004.
(2)	Includes $178,125 of severance payments, in addition to $8,906 in additional compensation for agreeing to extend the time period of payment of a $225,000 bonus earned in 2003 but payable in 2004.

Option Grants and Holdings

The Company did not grant any stock options or stock appreciation rights (“SARs”) to the Named Executive Officers in 2004.

2004 Year-end Option Values

None of the Named Executive Officers exercised any stock options during 2004, and no Named Executive Officer held any unexercised stock options on December 31, 2004. Additionally, the Company did not have any SARs outstanding as of December 31, 2004.

Stock Price Performance Graph

Notwithstanding anything to the contrary set forth in any of Aegis Communication Group, Inc.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Performance Graph” shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

The following graph compares the cumulative total stockholder return on the Company’s Common Stock over the five year period ended December 31, 2004 with the cumulative total return of the Nasdaq Market Index and a Peer Group Index. The Peer Group Index consists of APAC Customer Services, Inc., Convergys Corp., ICT Group, Inc., RMH Teleservices, Inc., Sitel Corp., Sykes Enterprises, Inc., TeleTech Holdings, Inc. and West Corporation. The Company weighted the total stockholder return for each company in the Peer Group Index according to such company’s stock market capitalization. The performance graph assumes an investment of $100 on January 1, 1999 in each of the Company’s Common Stock, the Nasdaq Market Index, and the Peer Group Index, and assumes reinvestment of dividends, if any. The historical stock performance shown on the graph is not intended to be indicative of future stock performance.

Company/Index/ Market	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
AEGIS COMMUNICATIONS GROUP, INC.	100.00	82.58	20.65	5.16	11.67	14.45
Peer Group Index	100.00	91.77	80.22	37.88	49.10	49.29
NASDAQ Market Index	100.00	62.85	50.10	34.95	52.55	56.97

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

RICHARD N. FERRY entered into an employment agreement with the Company, effective as of September 14, 2004, pursuant to which he served as President and Chief Executive Officer of the Company. Under the employment agreement, Mr. Ferry was entitled to receive a minimum base salary of $250,000 per year. On April 30, 2005, Richard Ferry resigned from his position as President and Chief Executive Officer of the Company and from all other officer positions held with the Company’s subsidiaries effective that date. Mr. Ferry continues to serve as a director of the Company’s Board, in addition to providing consulting services to the Company. Mr. Ferry’s resignation was effected through a Transition Agreement executed on May 2, 2005. Under the Transition Agreement, Mr. Ferry has agreed to serve as a consultant to the management of the Company through October 31, 2005, and the Company has agreed to pay Mr. Ferry the pro rata portion of his former annualized salary of $250,000 from May 1, 2005 through October 31, 2005, as long as Mr. Ferry remains willing and able to perform the consulting services during that time. Furthermore, the Company has agreed that on the earlier of the Company’s adoption of a new equity incentive plan or October 31, 2005, the Registrant will grant Mr. Ferry options to purchase 2,277,000 shares of the Registrant’s Common Stock, at an exercise price equal to the closing market price of the Registrant’s Common Stock on the date of grant. The Transition Agreement contains non-compete and non-solicitation provisions that prevent Mr. Ferry from competing with and soliciting the employees of the Company while the Transition Agreement is in effect and for one year afterwards.

KANNAN RAMASAMY entered into an employment agreement with the Company, effective as of September 14, 2004, pursuant to which Mr. Ramasamy served as Chief Operating Officer of the Company. Subsequently on May 1, 2005, Mr. Ramasamy had been elected President and Chief Executive Officer of the Company and as a director on the Company’s Board. Mr. Ramasamy remains employed under the existing employment agreement he entered into with the Company dated September 14, 2004, although he is currently in negotiations with the Company regarding an amended employment agreement. It is currently expected that the amended employment agreement will be finalized by the end of the 2005 fiscal year or during the first quarter of 2006. While the terms of the amended employment agreement are still not final, when and if approved, under the amended employment agreement Mr. Ramasamy is expected to receive increases in his current base salary, in the amount of stock options he will receive upon the Company’s adoption of a revised stock option plan, as well as the amount of cash and stock options he could receive as bonuses during the first two years following the amendment of his existing employment agreement.

Under the existing employment agreement, Mr. Ramasamy will receive an initial base annual salary of $250,000 and, upon the Company’s adoption of an employee stock option plan, an option grant to purchase 3,450,000 shares of the Common Stock of the Company at a price equal to the closing market price of the Common Stock on the date of grant. The options will vest in three equal installments and terminate 10 years from the date of grant. Additionally, Mr. Ramasamy’s employment agreement provides for a first-year bonus equal to his initial base annual salary based on his achievement of 80% of the performance targets established for him by the Company’s Board. If earned, the first-year annual bonus will be paid within 30 days of the first anniversary of the employment agreement, payable 50% in cash and 50% in Common Stock of the Company (based on the closing market price of the Common Stock on the first anniversary of the employment agreement). Mr. Ramasamy will be eligible for a second year bonus of 50% of his base salary upon achievement of at least 100% of the performance targets established for him by the Company’s Board, 60% of his base salary upon his achievement of at least 120% of his performance targets, and 70% of his base salary upon his achievement of at least 135% of his performance targets. If earned, any such second-year bonus will be paid within 30 days of the second anniversary of the Employment Agreement, payable 50% in cash and 50% in Common Stock of the Company (based on the closing market price of the Common Stock on the second anniversary of the Employment Agreement). For subsequent years, Mr. Ramasamy may qualify for annual performance-based cash bonuses, as, when, and in the amount determined by the Company’s Board. Under Mr. Ramasamy’s Employment Agreement, the Company or Mr. Ramasamy may terminate the employment relationship at any time; however, if the Company terminates Mr. Ramsamy’s employment without cause, then the Company will be obligated to pay Mr. Ramasamy three months’ severance, if Mr. Ramasamy has served less than one year, and six months’ severance, if Mr. Ramasamy has served more than one year. Furthermore, if Mr. Ramasamy is terminated without cause or the Company substantially diminishes Mr. Ramasamy’s responsibilities and duties within one year following a change in control transaction, then all unvested options held by Mr. Ramasamy, if any, will become immediately exercisable. Mr. Ramasamy’s Employment Agreement contains non-compete and non-solicitation provisions that prevent him from competing with and soliciting the employees of the Company while the Employment Agreement is in effect and for period of one year thereafter.

Separation Agreements and Arrangements

HERMAN M. SCHWARZ entered into a separation agreement effective April 5, 2004. According to the agreement, Mr. Schwarz immediately resigned his position as President of the Company and agreed to resign from all other positions that he held with the Company within 30 days. In accordance with the employment agreement dated July 17, 2001, Mr. Schwarz received a severance payment equal to twelve months of his $300,000 annual salary in accordance with the Company’s standard payroll practices. Additionally, the Company agreed that Mr. Schwarz has earned a 2003 bonus in the amount of $300,000. In consideration of Mr. Schwarz’s agreement to permit the Company to delay the payment of the 2003 bonus, and to instead pay the bonus over a period of months, the Company will pay an additional amount for each month in which the total payout is delayed. The Company may pay a maximum additional bonus of $100,000.

ANGELO P. MACCHIA entered into a separation agreement as of March 31, 2004. Effective April 1, 2004. Mr. Macchia resigned his positions as Executive Vice President and Chief Information Officer of the Company. Mr. Macchia will receive a severance payment equal to twelve months of his $200,000 annual salary in accordance with the Company’s standard payroll practices. Additionally, the Company agreed that Mr. Macchia has earned a 2003 bonus in the amount of $150,000. In consideration of Mr. Macchia’s agreement to permit the Company to delay the payment of the 2003 bonus, and to instead pay the bonus over a period of months, the Company will pay an additional amount for each month in which the total payout is delayed. The Company may pay a maximum additional bonus of $9,000.

THOMAS P. FRANKLIN entered into a separation agreement as of March 31, 2004. Effective April 8, 2004. Mr. Franklin resigned his position as Executive Vice President—Administration of the Company. Mr. Franklin will receive severance payments equal to twelve months of his $225,000 annual salary in accordance with the Company’s standard payroll practices. Additionally, the Company agreed that Mr. Franklin has earned a 2003 bonus in the amount of $168,750. In consideration of Mr. Franklin’s agreement to permit the Company to delay the payment of the 2003 bonus, and to instead pay the bonus over a period of months, the Company will pay an additional amount for each month in which the total payout is delayed. The Company may pay a maximum additional bonus of $10,125.

JOSEPH V. MARINELLI entered into a separation agreement as of March 31, 2004. Effective April 15, 2004. Mr. Marinelli resigned his position as Executive Vice President—Operations of the Company. Mr. Marinelli will received total severance payments equal to twelve months of his $225,000 annual salary in accordance with the Company’s standard payroll practices. Additionally, the Company agreed that Mr. Marinelli has earned a 2003 bonus in the amount of $168,750. In consideration of Mr. Franklin’s agreement to permit the Company to delay the payment of the 2003 bonus, and to instead pay the bonus over a period of months, the Company will pay an additional amount for each month in which the total payout is delayed. The Company may pay a maximum additional bonus of $10,125.

LEE WATERS terminated his employment agreement as Executive Vice President—Client and Market Development with the Company as of April 15, 2005. The Company believes Mr. Waters is owed no other payments.

JOHN SCOT BRUNKE entered into a separation agreement with the Company as of November 11, 2004. Effective October 22, 2004, Mr. Brunke resigned his positions as President and Chief Financial Officer of the Company. Mr. Brunke will receive total severance payments equal to $100,000.

Certain Relationships and Related Transactions

Under the terms of a Stockholders Agreement among Deutsche Bank, Essar, Questor and Thayer and a Put and Call Option Agreement between Deutsche Bank and Essar, which agreements were subsequently assigned by Essar to its affiliate World Focus in November of 2005, World Focus, Deutsche Bank, Questor and Thayer have agreed to vote their shares for six World Focus designees to the Board, three directors who must be independent of World Focus and Deutsche Bank, and a tenth director who must be the Company’s President and Chief Executive Officer. Under those agreements, any major decision must be approved by at least three-fourths of the directors. As a result, World Focus can exercise significant control over the outcome of substantially all matters that require a Board or stockholder vote. This fact may discourage, delay or prevent a change in control of the Company. In addition, since our officers serve at the pleasure of the Board, World Focus may be able to exert influence over day-to-day operations.

The Stockholders Agreement, as modified by the Put and Call Option Agreement and related assignment and assumption agreements, provides that the parties to the Stockholders Agreement satisfy a “right of first offer” to the others prior to a transfer of shares to a third party. The Stockholders Agreement also provides that the parties provide each other with certain “tag-along” rights in the event of a sale or transfer of shares to a third party. The Stockholders Agreement and the Bylaws also provide that certain major decisions will require the affirmative vote of not less than three-fourths of the directors of the Board. The list of major decisions include:

•	issuing shares, including any indebtedness convertible into shares, or any other form of equity in the Company or any subsidiary of the Company other than (a) granting options to directors or employees of the Company pursuant to any incentive or other benefit plan adopted by the Board; (b) issuing shares of Common Stock pursuant to the exercise of such options or any other securities outstanding; (c) issuing shares of Common Stock or any security, including any debt convertible into shares of Common Stock, or any other form of equity in the Company, in one or more offerings;

•	adoption of any stock-based employee benefit plan by the Company.;

•	incurring debt or entering into guarantees for borrowed money (excluding trade payables) in excess of $2.5 million in a 12-month period, subject to certain exceptions;

•	selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Company’s or any of the Company’s subsidiary’s assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a major decision in excess of $2.5 million as noted above;

•	acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2.0 million;

•	selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2.0 million;

•	amending the Bylaws or the Certificate of Incorporation of the Company;

•	any change of control transaction (as defined in the Stockholders Agreement);

•	executing or delivering any assignment for the benefit of creditors of Aegis Communications Group, Inc.;

•	filing any voluntary petition in bankruptcy or receivership with respect to Aegis Communications Group, Inc.;

•	taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy, except in accordance with the terms of the agreement; and

•	changing the size or composition of the Board except in accordance with the agreement.

On November 5, 2003, the Company signed definitive documents to effect, and did effect, an investment in the Company by Deutsche Bank and Essar. The transaction resulted in Deutsche Bank and Essar providing approximately equal portions of a $28.231 million investment in the Company in return for three-year secured promissory notes and warrants to purchase up to 80 percent of the Company’s Common Stock on a fully-diluted basis. In addition to the repayment of senior and subordinated debt, the other uses of the proceeds of the transaction included collateralizing the letters of credit that remained outstanding under the Company’s former credit facility, payment of investment banking, legal and accounting fees, payment of management retention bonuses, and amounts to be reserved for the holders of the Company’s Series B Preferred Stock. The three-year promissory notes purchased from the Company by Deutsche Bank and Essar in the transaction have a floating interest rate equal to the three-month London Interbank Borrowing Offered Rate plus 0.50% per annum. Interest under the notes is payable quarterly in cash or the Company may, at its option cause such interest to be capitalized and added to the principal amount of the notes. The principal amount of each note is payable in two installments. The first installment of $12.344 million was due on the earlier of February 5, 2004 or the date on which the Company had availability under a new credit facility. On January 28, 2004, $8.0 million of the first required installment was paid as a result of entering into a new credit facility. On January 28, 2004, the promissory notes were amended. The principal amount of the amended notes in the aggregate was $20.231 million, with each note still payable in two installments. The first installment of $4.344 million was due as the cash collateralized letters of credit were replaced under the new credit facility and the funds released to the Company. The Company made additional payments totaling $2.0 million dollars in March 2004 on the first installment. The remaining balance of $2.344 million on the first installment was amended on March 30, 2004 and the maturity date extended to January 3, 2005. The second installment of $16.054 million, which includes capitalized interest of $0.166 million through March 30, 2004, is due on April 26, 2007. Subsequently, through amendments and restatements of the promissory notes they held, both Essar and Deutsche Bank committed to extending the remaining $2.3 million initial installment to April 16, 2006. Following that, through further amendments and restatements of those notes, Deutsche Bank and Essar agreed that the second installment of $16.1 million, along with capitalized interest of $0.2 million through March 30, 2004, would be due on April 26, 2007.

During August of 2004, Essar and Deutsche Bank entered into a Put and Call Option Agreement, under which Deutsche Bank had the right to require Essar to purchase 80% of the Company’s indebtedness to Deutsche Bank and Essar had the right to purchase from Deutsche Bank 80% of the issued and outstanding Common Stock of the Company held by Deutsche Bank. Essar and Deutsche Bank exercised their put and call options, respectively, during December of 2004.

Pursuant to the debt put option, on December 15, 2004, Deutsche Bank transferred to Essar 80% of the Company’s then-existing indebtedness to Deutsche Bank under the promissory note to Deutsche Bank. The portion of the indebtedness of the Company acquired by Essar was initially represented by a non-convertible secured promissory note in the original principal amount of $7.4 million. That note was subsequently amended and is presently represented by a first amended and restated secured promissory note in the original principal amount of $7.4 million.

Following the debt put option, Essar held three notes evidencing indebtedness of the Company stemming from Company’s transaction with Deutsche Bank and Essar during November 2003. Those notes, in their most recent amended and restated form, included the first amended and restated promissory note in the original principal amount of $7.4 million described above, a fifth amended and restated secured promissory note in the original principal amount of $9.4 million, and a first amended and restated promissory note in the amount of $1 million. Subsequently, during November of 2005, by way of indorsement, Essar transferred those three subject promissory notes to World Focus in exchange for the aggregate outstanding principal and accrued interest under those notes, the interest portion of which was calculated through the date of transfer.

In March of 2005, the Company entered into an arrangement with Aegis BPO Services Limited, or ABSL, a company under common control with Essar, under which ABSL would provide call center services to the Company from its call center facilities in India. During 2005, the amount of the payments that the Company has made to ABSL for those services was approximately $843,000. Prior to its arrangement with ABSL, the Company had contracted for similar services with a separate and independent company with call center operations in India, albeit at higher rates.

In July of 2005, Essar loaned the Company $1.5 million in the form of promissory note to assist in financing the Company’s short-term working capital needs. The Company has since repaid $112 ,000 of that short-term promissory note.

OTHER MATTERS

Other Business Presented at the Annual Meeting

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Stockholder Proposals for the 2006 Annual Meeting

In order for a stockholder proposal to be included in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, which has been tentatively scheduled to take place on April 20, 2006, the stockholder proposal must (1) be submitted to the Company’s Corporate Secretary in writing at 8001 Bent Branch Drive, Irving, Texas 75063 by March 9, 2006, and (2) concern a matter that may properly be considered and acted upon at the Annual Meeting in accordance with law and the rules of the SEC, including Rule 14a-8 of the Exchange Act.

If the Company does not receive written notice of a stockholder’s intention to raise a matter at the 2006 Annual Meeting of Stockholders by March 9, 2006, and such matter requires a stockholder vote, then the designated proxy holders will have discretionary authority to vote on any such matters raised at the 2006 Annual Meeting of Stockholders. All such notices should be mailed to the Company’s Corporate Secretary at 8001 Bent Branch Drive, Irving, Texas 75063.

Except as set forth in the Company’s bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of the holders of a majority of the shares deemed present at the meeting (whether in person or by proxy).

Annual Report on Form 10-K

The Company’s 2004 Annual Report on Form 10-K and Form 10-K/A (excluding certain exhibits), is being mailed together with this Proxy Statement. The 2004 Annual Report is not considered a part of the proxy materials.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. THE COMPANY GREATLY APPRECIATES THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

/s/ Kannan Ramasamy
Kannan Ramasamy
President and Chief Executive Officer

Irving, Texas

November 30, 2005

Appendix A

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE AEGIS

COMMUNICATIONS GROUP, INC. INCREASING THE NUMBER OF AUTHORIZED SHARES

If the amendment is approved, the CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION AEGIS COMMUNICATIONS GROUP, INC. will read as follows:

Aegis Communications Group, Inc. a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: that the Board of Directors of the Corporation, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of said corporation for their consideration. In applicable part, the resolutions authorizing the amendments are as follows:

“RESOLVED, that the amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock to 2,002,000,000 shares, comprised of 2,000,000 shares of preferred stock and 2,000,000,000 shares of common stock shall, through a Certificate of Amendment to the Amended and Restated Certificate of Incorporation, be and it hereby is approved and adopted;

RESOLVED, that the amendment to the Certificate of Incorporation described above be submitted for approval to the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize to take such action and that the officers of the Company of any one of them are hereby authorized and directed, in the name and on behalf of the Company, to do or cause to be done all such acts as they may deem necessary or advisable in connection with the preparation, execution and filing with the Securities Exchange Commission of the Information Statement and thereafter the dissemination of the Information Statement to the Stockholders who have not consented in writing; and that all such acts as such officers that are in accordance with the purposes and intent of this resolution, are hereby adopted, ratified and confirmed as the valid acts of the Company;

RESOLVED, that each of the officers of the Company is hereby authorized, empowered and directed to execute, verify, acknowledge, certify, deliver and file such other agreements, instruments, documents, and certificates, to attach to these resolutions such additional resolutions, and to take or cause to be taken such other actions as may be necessary, desirable, or appropriate to effect the purposes and intentions of the foregoing resolutions.”

SECOND: that the amendment of the Certificate of Incorporation, which would strike in its entirety the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation and insert in its place a new first paragraph of Article Fourth, is as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 2,002,000,000 shares, consisting of (a) 2,000,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and (b) 2,000,000 shares of preferred stock, $.01 par value per share (“Preferred Stock”).”

THIRD: that thereafter, stockholders of said Corporation holding the necessary number of shares as required by statute, duly adopted and approved said amendments in a written consent executed in accordance with Section 228 of the Delaware General Corporation Law.

FOURTH: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

A-1

Appendix B

DEBT CONVERSION AGREEMENT

BY AND BETWEEN

AEGIS COMMUNICATIONS GROUP, INC.

AND

WORLD FOCUS INCORPORATED

Dated as of November 30, 2005

B-i

Article 8 MISCELLANEOUS		B-10

8.1	Survival of Representations	B-10

8.2	Definitions	B-10

8.3	Expenses	B-12

8.4	Entire Agreement	B-12

8.5	Amendments	B-13

8.6	Waivers	B-13

8.7	Assignment	B-13

8.8	Notices	B-13

8.9	Governing Law; Jurisdiction and Venue; WAIVER OF TRIAL BY JURY	B-14

8.10	Counterparts	B-14

8.11	Interpretations	B-14

8.12	Severability	B-14

B-ii

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of November 30, 2005, by and between Aegis Communications Group, Inc. (“Company”), a Delaware corporation, and World Focus, an affiliate of Essar Global Limited (“World Focus”). Certain capitalized terms used in this Agreement are defined in Section 0 of this Agreement.

Preamble

WHEREAS, World Focus is the holder of a series of promissory notes issued by the Company, copies of which are attached hereto (the “Promissory Notes”);

WHEREAS, the outstanding principal and interest due and payable under the Promissory Notes as of November 14, 2005 is $18,283,690, and such Promissory Notes will continue to accrue interest until the closing of the Debt Conversion (as defined below);

WHEREAS, World Focus, and its affiliates, own a majority of the issued and outstanding Common Stock of the Company, par value $.01 per share (the “Common Stock”), which is the only outstanding class of capital stock of the Company;

WHEREAS, World Focus and its affiliates have proposed that World Focus acquire shares of Common Stock in exchange for cancellation of all outstanding principal and accrued interest amounts due or which may become due under the Promissory Notes (the “Debt Conversion”);

WHEREAS, the Board of Directors of the Company (the “Board”) has determined it to be in the best interests of the Company to consummate the Debt Conversion on fair and reasonable terms and has appointed a special committee of independent and disinterested directors to undertake consideration of the Debt Conversion (the “Special Committee”);

WHEREAS, the Board has delegated to the Special Committee full and complete authority to negotiate and determine whether to approve the terms of the Debt Conversion, with full power and authority to retain such independent legal counsel and financial advisors as the Special Committee may, in its sole discretion, deem appropriate and necessary to discharge the duties delegated to it by the Board;

WHEREAS, in connection with its consideration of the Debt Conversion, the Special Committee retained Legg Mason Wood Walker, Incorporated (“Legg Mason”) to provide the Special Committee with assistance in evaluating the terms of the Debt Conversion and, to the extent appropriate, provide it with an opinion as to the fairness, from a financial point of view, of the Conversion Price to the Company;

WHEREAS, the Special Committee has received the opinion of Legg Mason to the effect that, as of November 22, 2005, the Conversion Price is fair, from a financial point of view, to the Company (the “Fairness Opinion”);

WHEREAS, the Special Committee has reviewed the Fairness Opinion;

WHEREAS, the Special Committee, based on, among other things, its review of the Fairness Opinion and of the other terms and conditions of the Debt Conversion, has determined that it would be in the best interests of the stockholders of the Company to convert the outstanding principal amount of the Promissory Notes and all interest accrued and unpaid as of the Closing Date into shares of Common Stock at the Conversion Price.

NOW, THEREFORE, in consideration of the above, and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

TERMS OF debt conversion

Conversion and Release.

Subject to the terms and conditions of this Agreement, at the Closing, World Focus shall deliver the Promissory Notes free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Laws, in exchange for such number of shares of the Common Stock determined as set forth in the next succeeding sentence. On the Closing Date, the Promissory Notes shall be converted into that number of shares of Common Stock (the “Conversion Shares”) determined by dividing (x) the sum of the outstanding principal amount of the Promissory Notes plus all interest accrued and unpaid as of the Closing Date by (y) the Conversion Price. No fractional Conversion Shares shall be issued in connection with the Debt Conversion, but in lieu of such fractional shares the Company shall make a cash payment therefor rounded up to the next one cent.

At Closing, the Company shall deliver to World Focus, against receipt of the Promissory Notes free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Laws, a stock certificate representing the Conversion Shares. Upon receipt by World Focus of a stock certificate representing the Conversion Shares in accordance with Section 0, World Focus hereby (i) agrees that such stock certificates shall constitute full and final satisfaction of the amounts outstanding under the Promissory Notes and (b) irrevocably releases and discharges the Company and its Subsidiaries from any and all claims and demands it may have against the Company and its Subsidiaries pursuant to the terms of the Promissory Notes or otherwise in connection with the Promissory Notes.

Time and Place of Closing.

The transactions contemplated by this Agreement shall take place at a closing (the “Closing”) at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, PA 19103, commencing at 9:00 A.M. on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions which are to be satisfied by delivery or performance at the Closing) or at such other time and place as the Company and World Focus may mutually agree (the “Closing Date”).

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants on the date of this Agreement to World Focus as follows:

Organization, Standing, and Power.

The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Authority of the Company; No Breach By Agreement.

The Company has the requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, all in accordance with this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, with the exception of the approval and adoption by the Company’s stockholders of an amendment to the Certificate of Incorporation (the “Stockholder Approval”) to increase the number of shares of Common Stock that the Company is authorized to issue thereunder from 800,000,000 to 2,000,000,000 (the “Certificate of Amendment”).

Assuming the due authorization and execution of this Agreement by World Focus, this Agreement represents a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, (i) conflicts with or results in a breach of any provision of the Company’s Certificate of Incorporation or bylaws, or (ii) constitutes or results in a default under, or require any Consent pursuant to, any Law or Order applicable to the Company.

Except for (i) the filing of the Proxy Statement with the SEC, and (ii) the filing and recordation of the Certificate of Amendment as required by the DGCL, no notice to, filing with, or Consent of, any Regulatory Authority is necessary to be provided, made or obtained by the Company for the consummation by the Company of the transactions contemplated in this Agreement, except where the failure to provide, make or obtain such notifications, filings or Consents is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Capital Stock and Conversion Shares

(a) The capital stock of the Company consists of: (i) 800,000,000 shares of authorized Common Stock, of which (A) 660,053.022 shares are issued and outstanding, and (B) 475,600 are issued and held in the Company’s treasury; and (ii) 2,000,000 shares of authorized preferred stock, $0.01 par value per share, of which (A) 29,778 shares of Series B Preferred Stock are issued and outstanding, and (B) none of which are otherwise reserved for issuance upon exercise or conversion of outstanding options, warrants, convertible securities or other rights to purchase or otherwise obtain shares of preferred stock.

(b) Assuming Stockholder Approval has been obtained and the Certificate of Amendment has been filed and recorded with the Secretary of State of the State of Delaware, the Conversion Shares, when issued and delivered in accordance with the terms of this Agreement (including against cancellation of the Promissory Notes), will be duly and validly issued and outstanding and fully paid and nonassessable under the DGCL.

Litigation.

Except for the pending matter captioned as AllServe Systems, PLC, et al. v. Aegis Communications Group, Inc., case number 061-N, filed in Delaware Chancery Court, New Castle County, Delaware, there is no litigation, arbitration or other similar proceeding pending or, to the Company’s knowledge, threatened in writing, against the Company which seeks to enjoin, restrict or prohibit the transactions contemplated by this Agreement.

Brokers and Finders.

Except for Legg Mason, neither the Company nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

REPRESENTATIONS AND WARRANTIES OF WORLD FOCUS

World Focus hereby represents and warrants on the date of this Agreement to the Company as follows:

Organization, Standing, and Power.

World Focus is an entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. World Focus has the requisite power and authority to carry on its business as now conducted and to own, lease and operate its assets. World Focus is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Title to Promissory Notes.

World Focus owns the Promissory Notes, free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Laws. Except for this Agreement, there are no outstanding agreements, arrangements, warrants, options, puts, calls, rights, options, subscriptions or other commitments to which World Focus is a party relating to the Promissory Notes, or the sale, issuance or voting of the Conversion Shares. Upon delivery by World Focus to the Company of the Promissory Notes, the Company shall acquire the Promissory Notes, free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Laws.

Authority; No Breach By Agreement.

World Focus has the requisite power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary action in respect thereof on the part of World Focus.

Assuming the due authorization and execution of this Agreement by the Company, this Agreement represents a legal, valid, and binding obligation of World Focus, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

Neither the execution and delivery of this Agreement by World Focus, nor the consummation by World Focus of the transactions contemplated hereby, nor compliance by World Focus with any of the provisions hereof, conflicts with or results in a breach of any provision of the certificate of incorporation or bylaws (or other governing documents) of World Focus.

No notice to, filing with, or Consent of, any Regulatory Authority is necessary to be provided, made or obtained by World Focus for the consummation by World Focus of the transactions contemplated in this Agreement, except where the failure to provide, make or obtain such notifications, Consents, filings is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Litigation.

There is no litigation, arbitration or other similar proceeding pending or, to World Focus’s knowledge, threatened in writing, against World Focus which seeks to enjoin, restrict or prohibit the transactions contemplated by this Agreement.

Brokers’ Fees.

Neither World Focus nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

Investment Representations.

World Focus understands and acknowledges that the Conversion Shares it receives, are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities Laws, nor qualified under the securities Law of any other jurisdiction, and that the Conversion Shares are being offered and sold in reliance upon exemptions provided by the Securities Act and certain state securities Laws for transactions not involving any public offering.

World Focus is acquiring the Conversion Shares for investment purposes only for its own account, and not on behalf of any other Person (regardless of whether such Person is a U.S. resident) nor with a view to, or for resale in connection with any distribution thereof).

World Focus is able to bear the lack of liquidity inherent in holding the Conversion Shares. World Focus has been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of the Company concerning the business, properties, prospects and financial condition of the Company, and to obtain additional information necessary to verify the accuracy of any information furnished to World Focus or to which World Focus has had access.

World Focus is not a “U.S. person” (as defined in Regulation S, promulgated under the Securities Act). The offer and issuance of Conversion Shares to World Focus constitute an “Offshore Transaction” as defined in Rule 902 of the Securities Act. World Focus is an “accredited investor” as defined in Section 501(a) of the rules and regulations adopted pursuant to the Securities Act and, accordingly, has such knowledge and experience in financial and business matters that World Focus is capable of evaluating the merits and risks of the Debt Conversion and issuance of Conversion Shares.

World Focus hereby agrees to resell such Conversion Shares only pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such Conversion Shares unless in compliance with the Securities Act.

World Focus consents to the placement of the following legend on any certificate representing the Conversion Shares:

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF, AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR (2) AN OPINION OF COUNSEL (INCLUDING INTERNAL LEGAL COUNSEL) ACCEPTABLE TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION STATEMENT IS AVAILABLE AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

CONDUCT OF BUSINESS PENDING CONSUMMATION

Affirmative Covenants of the Company.

From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of World Focus shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, and except as otherwise provided or permitted herein, the Company shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular and ordinary course of the business, consistent with past custom and practice of the Company, and (ii) take no action which would (A) intentionally and adversely affect the ability of any Party to obtain any Consents required to consummate the transactions contemplated hereby, or (B) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

Material Developments.

After it obtains knowledge thereof, the Company agrees to give written notice promptly to World Focus upon: (i) the occurrence or impending occurrence of any event or circumstance relating to the Company or any of its Subsidiaries which would constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use commercially reasonable efforts to prevent or promptly to remedy the same, (ii) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, or (iii) any Litigation instituted or pending, or, to the Company’s knowledge, threatened against the Company that seeks to enjoin, restrict, or prohibit the transactions contemplated by this Agreement.

From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, the Company shall keep World Focus advised of all material developments relevant to its ability to consummate the transactions contemplated herein.

From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, (i) World Focus shall keep the Company advised of all material developments related to its ability to consummate the transactions contemplated herein and (ii) except for (A) the transfer of the Promissory Notes to the Company at the Closing as contemplated by this Agreement, or (B) World Focus shall neither transfer, sell, assign, convey or grant any interest in, nor otherwise permit any transfer, sale, assignment, conveyance or granting of an interest in, the Promissory Notes.

ADDITIONAL AGREEMENTS

Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use, and to cause its Subsidiaries to use, all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in 0; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement and nothing herein shall require any Party to institute Litigation in order to obtain a Consent.

Filings with State Office.

Upon the terms and subject to the conditions of this Agreement, the Company shall execute and file the Certificate of Amendment with the Secretary of State of the State of Delaware in connection with the Closing.

Confidentiality.

Except with the prior written consent of the other Party or as required by this Agreement or applicable Law or Court Order, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of (i) the existence, nature or terms and conditions of this Agreement and the transactions contemplated by this Agreement and (ii) all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

Press Releases; Disclosure.

No Party to this Agreement shall make, or cause to be made, any press release or public announcement with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned), and the Parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent shall not be required for releases, announcements or communications by a particular Party to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information which such Party deems necessary or advisable to comply with any applicable Law.

Meeting of Stockholders.

Subject to compliance with their fiduciary duties under applicable Law: (a) the Company will duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable (the “Stockholders Meeting”) for the purpose of obtaining Stockholder Approval and will its use commercially reasonable efforts to solicit the approval and adoption by the Company’s stockholders of the Certificate of Amendment; and (b) the Board will recommend approval and adoption of the Certificate of Amendment by the Company’s stockholders and will not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to World Focus such recommendation, or (ii) take any action or make any statement in connection with the Stockholders Meeting that is inconsistent with such recommendation.

Preparation of Proxy Statement.

Preparation. As promptly as reasonably practicable following the date hereof, the Parties will cooperate with each other in preparing, and the Company will cause to be filed with the SEC, proxy materials that constitute the proxy statement relating to the stockholders’ consideration of the approval and adoption by the Company’s stockholders at the Stockholders Meeting of the Certificate of Amendment (such proxy statement and any amendments or supplements thereto, the “Proxy Statement”). The Company will use commercially reasonable efforts to have the Proxy Statement cleared by the SEC. The Company will, as promptly as practicable after receipt thereof, provide World Focus with copies of any written comments and advise World Focus of any oral comments received from the SEC with respect to the Proxy Statement. The Parties will cooperate with each other and the Company will provide World Focus with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and the Company will provide World Focus with a copy of all such filings made with the SEC. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. If at any time prior to Closing Date any information in the Proxy Statement relating to World Focus or the Company, or any of their respective Affiliates, officers or directors, should be discovered by World Focus or the Company, as applicable, to be false or misleading in any material respect, or that any information should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information will be promptly filed with the SEC and disseminated to the Company’s stockholders.

Information Supplied. None of the information supplied or to be supplied by World Focus or the Company for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the Company’s stockholders or at the time of the meeting of the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With regard to the information supplied or to be supplied by World Focus or the Company for inclusion or incorporation by reference in the Proxy Statement, such information will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Section 0, no representation or warranty is made by either Party hereto with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the other Party hereto for inclusion or incorporation by reference therein.

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 0:

Regulatory Approvals. All Consents of all Regulatory Authorities required for consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable Law shall have expired.

Regulatory Proceedings. No Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which seeks to enjoin, restrict or prohibit the consummation of the transactions contemplated by this Agreement.

Stockholder Approval. Stockholder Approval shall have been obtained.

Conditions to Obligations of World Focus.

The obligations of World Focus to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by World Focus pursuant to Section 0:

Representations and Warranties. The representations and warranties made by the Company in 0 of this Agreement shall be true and correct in all material respects.

Performance of Agreements and Covenants. Each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

Officer Certificates. The Company shall have delivered to World Focus (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 0 (as they relate to the Company) and in Sections 00 and 0 have been satisfied, (ii) certified copies of resolutions duly adopted by the Board and Special Committee evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and (iii) certified copies of resolutions duly adopted by the Company’s stockholders approving the Certificate of Amendment.

Certificate of Amendment. The Company shall have delivered to World Focus a copy of the Certificate of Amendment as filed with and certified by, the Secretary of State of the State of Delaware.

Stock Certificates. The Company shall have delivered to World Focus a stock certificate representing the Conversion Shares registered in the name of “World Focus”.

Conditions to Obligations of the Company.

The obligations of the Company to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Company pursuant to Section 0.

Representations and Warranties. The representations and warranties made by World Focus in 0 of this Agreement shall be true and correct in all material respects.

Performance of Agreements and Covenants. Each and all of the agreements and covenants of World Focus to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

Officer Certificates. World Focus shall have delivered to the Company (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 0 (as they relate to World Focus) and in Sections 00 and 00 have been satisfied, and (ii) certified copies of resolutions duly adopted by World Focus’s governing body evidencing the taking of all action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

Promissory Notes. World Focus shall have delivered to the Company the Promissory Notes for cancellation.

TERMINATION

Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the receipt of Stockholder Approval, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

By mutual written agreement of the Company and World Focus; or

By World Focus (provided, that World Focus is not then in material breach of any of its representations, warranties, covenants or other agreements hereunder) in the event of a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, which breach or inaccuracy would, individually or in the aggregate together with all such other then breaches and inaccuracies by the Company, constitute grounds for the conditions set forth in Section 0 or 0 not to be satisfied at the Closing Date, and which breach has not been cured within thirty (30) days after the giving of written notice to the Company of such breach;

By the Company (provided, that the Company is not then in material breach of any of its representations, warranties, covenants or other agreements hereunder) in the event of a breach by World Focus of any representation, warranty, covenant or agreement contained in this Agreement, which breach or inaccuracy would, individually or in the aggregate together with all such other then breaches and inaccuracies by World Focus, constitute grounds for the conditions set forth in Section 0 or 0 not to be satisfied at the Closing Date, and which breach has not been cured within thirty (30) days after the giving of written notice to World Focus of such breach;

By either World Focus or the Company in the event (i) any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if there shall be any Law or Order enacted, promulgated, issued or entered following the date of this Agreement that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited; or

By either World Focus or the Company in the event that the transactions contemplated by this Agreement shall not have been consummated by March 31, 2006, so long as the failure to consummate the transactions contemplated by this Agreement on or before such date shall not have been principally caused by any material breach of this Agreement by the Party providing notice of termination.

Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 0, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 0, Section 0, Section 5.4 and 0, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from liability resulting from any willful or intentional breach by that Party of this Agreement.

MISCELLANEOUS

Survival of Representations.

None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing Date.

Definitions.

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” has the meaning set forth in the recitals.

“Board” has the meaning set forth in the recitals.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York are required or authorized by Law, executive order or governmental decree to be closed.

“Certificate of Amendment” has the meaning set forth in Section 0.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

“Closing” has the meaning set forth in Section 0.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” has the meaning set forth in the recitals.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any agreement, Law, Order, or Permit.

“Conversion Price” means $0.038 per share, subject to adjustment to reflect any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Common Stock that may occur between the date of this Agreement and the Closing Date.

“Conversion Shares” has the meaning set forth in Section 0.

“Debt Conversion” has the meaning set forth in the recitals.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” has the meaning set forth in Section 5.6(b)(1).

“Fairness Opinion” has the meaning set forth in the recitals.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Legg Mason” has the meaning set forth in the recitals.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any asset.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question.

“Material Adverse Effect” means, with respect to a Party, an event, change or occurrence which, individually or together with any other event, change or occurrence, has or reasonably could have a material adverse impact on the ability of a Party to perform its obligations under this Agreement or to consummate the Debt Conversion or the other transactions contemplated by this Agreement.

“Nasdaq National Market” means the National Market System of Nasdaq Stock Market, Inc.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign Regulatory Authority.

“Party” means either the Company or World Focus.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Promissory Notes” has the meaning set forth in the recitals.

“Proxy Statement” has the meaning set forth in Section 0.

“Regulatory Authorities” means, collectively, the SEC, the Nasdaq National Market, the Federal Trade Commission, the Department of Justice and all other federal, state, county, local or other governmental or regulatory courts, agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.6(a).

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Special Committee” has the meaning set forth in the recitals.

“Stockholder Approval” has the meaning set forth in Section 0.

“Stockholder Meeting” has the meaning set forth in Section 0.

“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“World Focus” has the meaning set forth in the recitals.

In this Agreement, unless otherwise specified or where the context otherwise requires:

the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion of the scope of any term or provision of this Agreement;

words importing the singular only shall include the plural and vice versa;

words importing any gender shall include other genders;

the words “include,” “includes” or “including” shall be deemed followed by the words “without limitation;”

the words “hereof,” “herein” and “herewith” and words of similar import, shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

references to “Articles” and “Sections” shall be to Articles and Sections of this Agreement; and

references to any Person include the successors and permitted assigns of such Persons.

Expenses.

Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Amendments.

This Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after Stockholder Approval has been obtained.

Waivers.

At any time prior to the Closing Date, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No failure or delay on the part of any Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail return receipt requested, postage prepaid:

Company:	Aegis Communications Group, Inc.
8001 Bent Branch Drive
Irving, Texas 75063
Facsimile Number: (972) 868-0267
Attention: Chief Executive Officer

Hughes & Luce LLP
1717 Main Street
Suite 2800
Dallas, Texas 75201
Facsimile Number: (214) 939-5849
Attention: David Luther, Esq.

Copies to:	Special Committee of Board of Directors
c/o Aegis Communications Group, Inc.
8001 Bent Branch Drive
Irving, Texas 75063
Facsimile Number: (972) 868-0267
Attention: Mr. John-Michael Lind and
Mr. Rashesh Shah

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19103
Facsimile Number: (215) 981-4750
Attention: Barry M. Abelson, Esq. and
James D. Epstein, Esq.

World Focus:	World Focus
Essar House, 14th Floor,
KK Marg, Mahalakshmi,
Mumbai 400 034, India.
Tel No.: 91 22 5660 1100
Fax No.: 91 22 2495 4490
Attention: Mr. Surendra Agarwal

Governing Law; Jurisdiction and Venue; WAIVER OF TRIAL BY JURY.

(a) Governing Law; Jurisdiction and Venue. Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Delaware. The Parties all expressly agree and acknowledge that the State of Delaware has a reasonable relationship to the Parties and/or this Agreement. As to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in Delaware. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

(b) WAIVER OF TRIAL BY JURY. AFTER CONSULTATION WITH COUNSEL, EACH OF THE PARTIES HEREBY AGREES THAT IT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMPANY:

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ KANNAN RAMASAMY
Name:	Kannan Ramasamy
Title:	President and CEO

WORLD FOCUS

By:	/s/ RAJIV AGARWAL
Name:	Rajiv Agarwal
Title:	Authorized Signatory

[Signature Page to Debt Conversion Agreement]

Appendix C

Legg Mason Wood Walker, Incorporated

Suite 1210, 1600 Market Street, Philadelphia, PA 19103

215•446•8150 Fax: 215•446•8186

Member New York Stock Exchange, Inc. / Member SIPC

November 22, 2005

Special Committee of the Board of Directors of Aegis Communications Group, Inc.

Aegis Communications Group, Inc.

8001 Bent Branch Drive

Irving, TX 75063

Members of the Special Committee:

Legg Mason Wood Walker, Incorporated (“Legg Mason” or “we”) has been advised by the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Aegis Communications Group, Inc. (“Aegis” or the “Company”) that the Company plans to issue and sell additional primary shares of the Company’s Common Stock (the “Common Stock”) at a price of $0.038 per share to World Focus in exchange for World Focus’ cancellation of all of the outstanding principal, accrued interest and other amounts due originally to Essar Global Limited (“Essar”), an affiliate of World Focus, and subsequently transferred to World Focus, under the Company’s First Amended and Restated Promissory Note dated January 3, 2005 in the principal amount of $1,006,162, Fifth Amended and Restated Secured Promissory Note dated January 3, 2005 in the principal amount of $9,376,855 and First Amended and Restated Promissory Note dated January 3, 2005 in the principal amount of $7,453,885, totaling an estimated $18.3 million of unpaid principal and accrued and unpaid interest as of November 18, 2005 (such amount having been $18,283,690 as of November 14, 2005) (the “Consideration”); such transaction is referred to herein as the “Transaction.”

You have requested Legg Mason’s opinion, as investment bankers, as to the fairness, from a financial point of view, of the Consideration to be received by the Company in the Transaction.

In arriving at our opinion set forth below, we have, among other things:

(i)	reviewed and analyzed a copy of the debt conversion agreement (draft dated November 21, 2005) between the Company and World Focus relating to the Transaction (the “Draft Transaction Agreement”);

(ii)	reviewed and analyzed SEC filings and certain publicly available audited and unaudited financial statements of the Company and certain other publicly available information of the Company;

(iii)	reviewed and discussed with representatives of the senior management of the Company certain information of a business and financial nature furnished to us by them, including financial forecasts and related assumptions of the Company;

(iv)	reviewed and analyzed certain publicly available financial and stock market data relating to companies in lines of business that we believe to be generally comparable to the business of the Company;

(v)	reviewed and analyzed the financial terms, to the extent publicly available, of certain corporate acquisition transactions that we deemed relevant to our analysis;

(vi)	held discussions with members of management regarding historical and current operations;

(vii)	reviewed and analyzed the reported stock prices and trading activity of the publicly-traded common stock of the Company;

(viii)	interviewed the Managing Partner, Peter Stefanou, of the Company’s Auditor, Russell, Bedford, Stefanou & Mirchandani, and discussed the Company’s accounting policies, controls and procedures; and

(ix)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purpose of our opinion.

In connection with our review, we relied, without independent verification, upon the accuracy and completeness of all financial and other information that was publicly available, supplied, or otherwise communicated to Legg Mason by or on behalf of the Company. We have further relied upon the assurances of the management of the Company that they are unaware of any facts that would make such information incomplete or misleading. Legg Mason assumed, with the consent of management of the Company, that any material liabilities (contingent or otherwise, known or unknown) of the Company are set forth in its financial statements or have otherwise been disclosed to Legg Mason in the course of its discussions with the management of the Company. We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. Legg Mason has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy.

Legg Mason has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us for the Company, and we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such forecasts and projections were not prepared with the expectation of public disclosure. The forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Legg Mason has relied on these forecasts and projections without independent verification or analyses and does not assume any responsibility for the accuracy or completeness thereof. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion, and that Legg Mason does not have any obligation to update, revise or reaffirm this opinion.

Legg Mason has assumed that the definitive agreement relating to the Transaction will not differ materially from the Draft Transaction Agreement that we reviewed, that the Transaction will be consummated, in all material respects, on the terms and conditions described in the Draft Transaction Agreement, without any waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on the Company.

Each member of the Committee and the Company have been advised that the Committee has separately engaged Legg Mason to render a fairness opinion in connection with a separate transaction, for which Legg Mason may receive a separate fee for its services, and have waived any potential conflicts of interest arising out of or related to such engagements.

In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We have acted as financial advisor to the Special Committee with respect to the Transaction and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. It is understood that this letter is solely for the information of, and directed to, the Committee in its evaluation of the Transaction and is not to be relied upon by any stockholder of the Company or any other person or entity. Our opinion does not constitute a recommendation to the Board as to how the Board should vote on the Transaction or to any stockholder of the Company as to how to vote at any stockholders’ meeting at which the Transaction is considered. Additionally, we have not been involved in structuring or negotiating the Transaction and our Opinion does not compare the relative merits of the Transaction with those of any other transaction or business strategy which were or might have been available to or considered by the Company or the Board as alternatives to the Transaction and does not address the underlying business decision to proceed with or effect the Transaction. We were not requested to explore alternatives to the Transaction or solicit the interest of any other parties in pursuing transactions with the Company. Our Opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Company in the Transaction.

Without the prior written consent of Legg Mason, this letter is not to be quoted or referred to, in whole or in part, in any registration statement or prospectus, or used for any other purposes, except that this letter may be quoted and referred to in, and a copy included as an exhibit to, a proxy statement or similar document to be filed by the Company with the Securities and Exchange Commission and distributed to the Company’s stockholders in connection with the Company seeking the approval of its stockholders for the Transaction.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction is fair to the Company, from a financial point of view.

Very truly yours,

Legg Mason Wood Walker, Incorporated

Appendix D

AEGIS COMMUNICATIONS GROUP, INC.

SECOND AMENDED AND RESTATED

1998 STOCK OPTION PLAN

(As Amended Through December 28, 2005)

1. Purpose of the Plan. This Plan shall be known as the Aegis Communications Group, Inc. Amended and Restated 1998 Stock Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to attract and retain directors and advisory directors with a high degree of training, experience and ability and (iii) to provide incentives to such personnel, directors and advisory directors to promote the success of the business of Aegis Communications Group, Inc. and its subsidiaries.

Certain options granted under this Plan are intended to qualify as “incentive stock options” pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Common Stock” means the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation’s assets in the event of liquidation.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the committee described in Section 18(a) that administers the Plan.

(e) “Corporation” means Aegis Communications Group, Inc., a Delaware corporation.

(f) “Date of Grant” means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

(g) “Director” means any director, advisory director or consultant of the Corporation or one of its Subsidiaries, but excluding any director, advisory director or consultant who is also an officer or employee of the Corporation or one of its Subsidiaries.

(h) “Employee” means any officer or other key employee of the Corporation or one of its Subsidiaries, including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Executive” means an Employee who is, or in the judgment of the Committee may become, the Chief Executive Officer of the Corporation or one of the other four most highly compensated executive officers of the Corporation.

(k) “Fair Market Value” means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

(l) “Non-Employee Director” means an individual who is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and also an “outside director” within the meaning of Treasury Regulation § 1.162-27(e)(3).

(m) “Nonqualified Option” means any Option that is not a Qualified Option.

(n) “Option” means a stock option granted pursuant to Section 6 of this Plan.

(o) “Optionee” means any Employee or Director who receives an Option.

(p) “Participant” means any Employee or Director who receives an Option pursuant to this Plan.

(q) “Plan” means the Aegis Communications Group, Inc. 1998 Stock Option Plan, as amended from time to time.

(r) “Qualified Option” means any Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Rule 16b-3” means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

(t) “Subsidiary” means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

3. Term of Plan. The Plan was initially adopted by the Board effective as of April 7, 1998. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as “performance based” under Section 162(m) of the Code, the Plan was approved by the stockholders of the Corporation on July 9, 1998. On March 29, 2000, the Board approved the following amendments to the Plan:

(a) increase in the number of shares issuable upon the exercise of Options pursuant to this Plan from 7,500,000 to 9,000,000; and

(b) increase in the annual limit on the number of option shares issuable to an individual executive officer from 1,500,000 to 3,000,000.

On May 4, 2000, these amendments to the Plan were approved by the stockholders of the Corporation.

On July 27, 2001, the Board approved an increase in the number of shares issuable upon the exercise of Options pursuant to this Plan from 9,000,000 to 12,000,000. On August 8, 2001, this amendment to the Plan was approved by the stockholders of the Corporation.

On June 29, 2005, the Board approved an increase in the number of shares issuable upon the exercise of Options pursuant to this Plan from 11,842,720 to 35,000,000. On December 28, 2005, this amendment to the Plan was approved by the stockholders of the Corporation.

The Plan, as amended, shall continue in effect until terminated pursuant to Section 18(a).

4. Shares Subject to the Plan. Except as otherwise provided in Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 33,159,931 shares; provided, however, that on January 1 of each year (commencing on January 1, 2006), the aggregate number of shares of Common Stock then issuable upon the exercise of Options shall be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if such percentage is positive). For example, if the total number of issued and outstanding shares of Common Stock on January 1, 1999 were 50,000,000, the total number of issued and outstanding shares of the Corporation on December 31, 1999 were 55,000,000, and the aggregate number of shares of Common Stock then issuable upon the exercise of Options pursuant to this Plan were 2,500,000, the aggregate number of shares of Common Stock issuable under the Plan effective January 1, 2000 would be 2,750,000 (a 10% increase). Notwithstanding the above, the aggregate number of shares of Common Stock issuable upon the exercise of Qualified Options pursuant to this plan shall not exceed 33,159,931 shares. Shares issuable upon the exercise of Options may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Qualified Option or a Nonqualified Stock Option. Shares tendered by a Participant as payment for shares issued upon such exercise shall be available for reissuance under the Plan.

5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees or Directors of the Corporation or its Subsidiaries as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee’s employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as “Related Corporations”)) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In the event that the Participant’s total Qualified Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Qualified Options that exceed such limit shall be treated as Nonqualified Options. The Qualified Options granted earliest (whether under this Plan or any other agreement or plan) shall be applied first to the $100,000 limit. In the event that only a portion of the Qualified Options granted at the same time can be applied to the $100,000 limit, the Corporation shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Qualified Option stock in its share transfer records.

6. Grant of Options. Except as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. Notwithstanding the foregoing, each member of the Committee shall be eligible to receive Options only if the Board unanimously (except for such Committee member) grants such Option to such member. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock with respect to which Options may be granted to any single Executive in any one calendar year shall not exceed 3,000,000. Solely for this purpose, Options that lapse or are canceled continue to count against such limit.

7. Time of Grant of Options. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

8. Price. The exercise price for each share of Common Stock subject to an Option (the “Exercise Price”) granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a “10-Percent Shareholder”), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

9. Vesting. Subject to Section 11 of this Plan, each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. In the event that the acceleration of any Option hereunder upon a change of control of the Corporation or similar transaction would result in an “excess parachute payment” (as defined in Section 280G of the Code), the Participant’s Option agreement shall specify whether the exercisability of the full number of shares shall be accelerated. In the event that the Option agreement does not specify whether the exercisability of the full number of shares shall be accelerated and the Committee determines that an excess parachute payment would result if acceleration occurred (when added to any other payments or benefits contingent on a change of control under any other agreements, arrangements or plans), then the number of shares as to which excercisability is accelerated shall be reduced so that total parachute payments do not exceed 299% of the Optionee’s “base amount,” as defined in Section 280G(b)(3) of the Code. A Participant’s Option agreement may contain such additional provisions with respect to vesting as the Committee may specify.

10. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of (a) cash, (b) check, (c) at the Corporation’s option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Optionee at least six (6) months prior to the date of exercise, or (d) at the Corporation’s option, any other consideration that the Corporation determines is consistent with the Plan’s purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

11. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Shareholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee’s vested Qualified Options shall not be exercisable after (a) three (3) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve (12) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve (12) months after the date of the Optionee’s death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

12. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

13. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold, (c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation’s withholding obligation.

14. Conditions Upon Issuance of Shares.

(a) The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed.

(b) As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

(c) The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

(d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

15. Restrictions on Transfer.

(a) Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant’s lifetime only by the Participant.

(b) Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

16. Modification of Plan and Options.

(a) The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Committee may, without the approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to Qualified Options under this Plan (except as provided in Section 17 of this Plan), (ii) change the class of employees eligible to receive Qualified Options pursuant to this Plan, or (iii) change the annual limit on the number of Options granted to an Executive in Section 6 above.

(b) At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, (i) in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option, and (ii) the Committee may, in its discretion and without the holder’s consent, convert, any Qualified Option into a Nonqualified Option.

17. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination of shares by giving written notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the thirty (30) day period immediately preceding such effective date. The Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant’s Option agreement.

18. Administration.

(a) Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Non-Employee Director, or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the “Committee”). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the fullest extent permitted by law.

(b) Members of the Committee shall be specified by the Board, and shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a) and must qualify as ‘outside directors’ as defined in Section 162(m) of the Code and regulations thereunder.

(c) Although the Committee may suspend, discontinue or terminate the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

19. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

20. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

22. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

Appendix E

AEGIS COMMUNICATIONS GROUP, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee of the Board of Directors (the “Board”) of Aegis Communications Group, Inc. (the “Company”) is appointed by the Board to assist the Board in monitoring: (1) the integrity of the financial statements and financial reporting practices of the Company, (2) the independence and performance of the Company’s independent accountants, (3) the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company and (4) the establishment and maintenance by management of processes to assure the compliance by the Company with legal and regulatory requirements.

No later than June 30, 2001, the members of the Audit Committee shall meet the independence and experience requirements for members of an audit committee as promulgated by the National Association of Securities Dealers, Inc. The members of the Audit Committee shall be appointed by the Board in accordance with the Company’s By-laws.

The Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review with management and the independent accountants the Company’s annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended from time to time (“SAS No. 61”), and by Statement of Auditing Standards No. 89, as amended from time to time.

3.	Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4.	Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor for approval by the Company’s stockholders). The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships such auditors have with the Company to determine the auditors’ independence.

5.	Oversee independence of the Company’s independent accounts by:

a.	receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1;

b.	reviewing, and actively discussing with the Board, if necessary, and the auditors on a periodic basis, any disclosed relationships or services between the auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

c.	Recommending, if necessary, that the Board take certain action to satisfy itself of the auditors’ independence.

E-1

FINANCIAL REPORTING PROCESS

6.	In conjunction with the independent accountants and management, review the integrity of the Company’s financial reporting processes, both internal and external.

7.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

8.	Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

LEGAL COMPLIANCE/GENERAL

9.	Review with the Company’s counsel any legal matter that could have significant impact on the Company’s financial statements.

10.	Report through its Chairperson to the Board following meetings of the Audit Committee.

11.	Obtain from the independent accountants assurance that such auditors will inform management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company’s financial statements and that such auditors will convey such information to the Audit Committee.

* * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s policies.

Adopted by the Board of Directors on May 4, 2000.

E-2

[FRONT OF PROXY CARD]

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT

AEGIS COMMUNICATIONS GROUP, INC.

8001 BENT BRANCH DRIVE

IRVING, TEXAS 75063

The undersigned stockholder of Aegis Communications Group, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated November 30, 2005 and the Company’s Annual Report on Form 10-K and Form 10-K/A and hereby appoints Kannan Ramasamy and Kent Van Houten or either of them, as proxies, each with full powers of substitution, to represent the undersigned at the above-stated Annual Meeting and at any postponement(s) or adjournment(s) thereof, and to vote, as designated therein, all shares the undersigned is entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting and accompanying Proxy Statement, and in their discretion upon any other matters that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

By executing this Proxy, you acknowledge receipt of the Company’s Annual Report on Form 10-K and Form 10-K/A, Notice of Annual Meeting, and Proxy Statement.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[BACK OF PROXY CARD]

PROPOSAL 1—ELECTION OF DIRECTORS.

A

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01-Kamalnayan Agarwal	☐	☐	06-Anshuman S. Ruia	☐	☐

02-Rajiv Agarwal	☐	☐	07-Ravikant N. Ruia	☐	☐

03-Richard Ferry	☐	☐	08-Pramod Saxena	☐	☐

04-Kannan Ramasamy	☐	☐	09-Rashesh Shah	☐	☐

05-John-Michael Lind	☐	☐	10-Madhu Vuppuluri	☐	☐

PROPOSAL 2—INCREASE IN THE AMOUNT OF AUTHORIZED COMMON STOCK.

2.	The Board of Directors recommends a vote FOR the following proposal.

Approval of grant of authority to the Board to amend the Company’s certificate of incorporation for purposes of increasing the amount of authorized Common Stock from 800,000,000 shares to 2,000,000,000 shares (as described in Proxy Statement)	For	Withhold
	☐	☐

PROPOSAL 2—INCREASE IN THE AMOUNT OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S AMENDED AND RESTATED 1998 STOCK OPTION PLAN.

3.	The Board of Directors recommends a vote FOR the following proposal.

Approval of grant of authority to the Board to amend the Amended and Restated Aegis Communications Group Inc. 1998 Stock Option Plan for purposes of increasing shares offered under the plan from 11,842,720 to 35,000,000 (as described in Proxy Statement)	For	Withhold
	☐	☐

In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE, AND MAIL THIS PROXY CARD TODAY. I HEREBY REVOKE ANY PROXY OR PROXIES THAT I HAVE GIVEN BEFORE THIS DATE.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
B

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)